                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_] Preliminary Proxy Statement              Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               Blockbuster Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

[BLOCKBUSTER LOGO]
                                                                  March 31, 2000

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Blockbuster Inc. (the "Company") to be held at Hotel Adolphus, 1321 Commerce Street, Dallas, Texas, on Tuesday, May 23, 2000, at 10:00 a.m., Dallas time.

   The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the meeting, which includes (i) the election of two Class I directors of the Company; (ii) the approval of the Blockbuster Inc. 1999 Long-Term Management Incentive Plan; (iii) the approval of the Blockbuster Inc. Senior Executive Short-Term Incentive Plan; and (iv) ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000. In addition, we will review with you the affairs and progress of the Company during the past fiscal year.

   Directors and officers of the Company will be present to help host the meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

   The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

   Please sign, date and return the enclosed proxy without delay. If you attend the meeting, you may vote in person even if you have previously mailed a proxy.

   I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ JOHN ANTIOCO
                                          John F. Antioco
                                          Chairman of the Board, President and
                                           Chief Executive Officer

   Blockbuster Inc. . Renaissance Tower . 1201 Elm Street . Dallas, TX 75270-
                          2102 . Phone: (214) 854-3000

                                BLOCKBUSTER INC.
                                1201 Elm Street
                              Dallas, Texas 75270

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 23, 2000

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blockbuster Inc., a Delaware corporation (the "Company"), will be held at Hotel Adolphus, 1321 Commerce Street, Dallas, Texas, on Tuesday, May 23, 2000, at 10:00 a.m., Dallas time, for the following purposes:

    (1) The election of two Class I directors of the Company for terms expiring in 2003;

    (2) The approval of the Blockbuster Inc. 1999 Long-Term Management Incentive Plan;

    (3) The approval of the Blockbuster Inc. Senior Executive Short-Term Incentive Plan;

    (4) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2000; and

    (5) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   The close of business on March 24, 2000, has been fixed as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder during ordinary business hours at the Company's offices located at 1201 Elm Street, Dallas, Texas 75270.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                          By Order of the Board of Directors,

                                          /s/ Edward B. Stead

                                          Edward B. Stead
                                          Executive Vice President,
                                           General Counsel and Secretary

Dallas, Texas
March 31, 2000

                                BLOCKBUSTER INC.
                                1201 Elm Street
                              Dallas, Texas 75270

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 23, 2000

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Blockbuster Inc. (the "Company" or "Blockbuster") for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at Hotel Adolphus, 1321 Commerce Street, Dallas, Texas, on Tuesday, May 23, 2000, at 10:00 a.m., Dallas time, or at such other time and place to which the Meeting may be adjourned. The approximate date on which this Proxy Statement and accompanying proxy are first being sent or given to stockholders is March 31, 2000.

   All shares represented by valid proxies, unless the stockholder specifies otherwise, will be voted (i) FOR the election of the two persons named under "Proposal I--Election of Directors" as nominees for election as Class I directors; (ii) FOR the proposal to approve the Blockbuster Inc. 1999 Long-Term Management Incentive Plan (the "1999 LTMIP"); (iii) FOR the proposal to approve the Blockbuster Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"); and (iv) FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants for fiscal 2000. The Board knows of no other business to be presented at the Meeting. If any other business is properly presented, the persons named in the enclosed proxy have authority to vote on such matters in accordance with such persons' discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

   A stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy, or by voting the shares in person at the Meeting.

                       VOTING SECURITIES AND RECORD DATE

   The Company has two classes of common stock outstanding: Class A Common Stock, which is entitled to one vote per share, and Class B Common Stock, which is entitled to five votes per share. The holders of Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") vote together as a single class on the matters to be considered at the Meeting, and their votes are counted and totaled together.

   The Company completed the initial public offering of 31,000,000 shares of its Class A Common Stock in August 1999 (the "IPO"). Prior to the IPO, the Company was wholly-owned by Viacom International Inc. ("Viacom International"), a subsidiary of Viacom Inc. ("Viacom"). Subsequent to the IPO, Viacom International retained approximately 96% of the combined voting power of the Company, due to its ownership of all of the outstanding shares of the Company's Class B Common Stock. As a result, Viacom International is able, acting alone, to approve all of the proposals submitted for approval at the Meeting.

   The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof was the close of business on March 24, 2000 (the "Record Date"), at which time the Company had issued and outstanding 31,004,160 shares of Class A Common Stock and 144,000,000 shares of Class B Common Stock.

                               QUORUM AND VOTING

   The presence at the Meeting, in person or by proxy, of the stockholders of record entitled to cast at least a majority of the votes that all stockholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

   Brokers holding shares of record for customers are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" are votes with respect to which brokers have received no instructions ("Uninstructed Shares") from the persons entitled to vote them. Broker non-votes, if any, will be counted as present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

   To be elected, each nominee for election as a Class I Director must receive the affirmative vote of a plurality of the votes of the shares of Common Stock present or represented at the Meeting and entitled to vote on such proposal. Votes may be cast in favor or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for such proposal and, therefore, will not affect the outcome of the vote on such proposal. Broker non-votes will not be taken into account in determining the outcome of the election and therefore also will have no effect on such proposal.

   Approval of the 1999 LTMIP and the Senior Executive STIP each requires the affirmative vote of the holders of a majority of the votes of the Common Stock present or represented at the Meeting and entitled to vote on such proposals. Abstentions may be specified on such proposals and will have the same effect as a vote against such proposals. Based on New York Stock Exchange guidelines, it is the Company's understanding that Uninstructed Shares will not be entitled to vote with respect to these proposals. Therefore, Broker non-votes will be excluded from the tabulations and will have no effect on such proposals.

   Approval of the ratification of PricewaterhouseCoopers as independent accountants also requires the affirmative vote of the holders of a majority of the votes of the Common Stock present or represented at the Meeting and entitled to vote on such proposal. Abstentions may be specified on this proposal and will have the same effect as a vote against such proposal. Uninstructed Shares will be entitled to vote on this proposal. Therefore, Broker Non-Votes will have the effect of negative votes.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation provides for a Board divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company's Annual Meeting of Stockholders. Each class of directors is elected for a term of three years, except in the case of elections to fill vacancies or newly created directorships.

   There are two Class I directors to be elected for terms expiring at the Company's Annual Meeting of Stockholders in 2003 or until their successors have been elected and qualified. It is intended that the names of the nominees indicated below will be placed in nomination and that the persons named in the proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote the proxy for a substitute. Proxies cannot be voted for more than two nominees.

   Information concerning the two nominees proposed by the Board for election as Class I directors, along with information concerning the present Class II and Class III directors whose terms of office will continue after the Meeting, is set forth below.

   The nominees for election as Class I directors are as follows:

Class I Nominees--Terms Expiring in 2003

   Name                                   Age Current Position
   ----                                   --- ----------------
   Philippe P. Dauman....................  46 Director
   Thomas E. Dooley......................  43 Director

   The present directors whose terms will expire after 2000 are as follows:

Class II Directors--Terms Expiring in 2001

   Name                                   Age Current Position
   ----                                   --- ----------------
   John L. Muething......................  78 Director
   Sumner M. Redstone....................  76 Director

Class III Directors--Terms Expiring in 2002

   Name                                   Age Current Position
   ----                                   --- ----------------
   John F. Antioco.......................  50 Chairman of the Board, President and
                                               Chief Executive Officer
   Linda Griego..........................  52 Director

   Set forth below is a description of the backgrounds of each of the directors of the Company.

   John F. Antioco has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1997. From 1996 until 1997, Mr. Antioco served as President and Chief Executive Officer for Taco Bell Corporation. Mr. Antioco served as Chairman of the Board of Directors of The Circle K Corporation, an operator of convenience stores, from 1995 until 1996, and as its President and Chief Executive Officer from 1993 until 1996. Mr. Antioco joined Circle K as Chief Operating Officer in 1991. Mr. Antioco serves as Chairman of the Board of Directors of Main Street & Main Incorporated and as a director for CSK Auto Corporation.

   Philippe P. Dauman was elected as a director of the Company in January 1995. Mr. Dauman has been a director of Viacom since 1987 and was appointed Deputy Chairman of Viacom in January 1996. Mr. Dauman was elected Executive Vice President of Viacom in 1994. From 1993 until 1998, Mr. Dauman also served as General Counsel and Secretary of Viacom. Mr. Dauman is a director of National Amusements, Inc. ("NAI") and Lafarge Corporation.

   Thomas E. Dooley was elected as a director of the Company in May 1999. Mr. Dooley has been a director and Deputy Chairman of Viacom since 1996 and its Executive Vice President since 1994. From 1992 until 1994, Mr. Dooley served as Senior Vice President, Corporate Development, of Viacom.

   Linda Griego was elected as a director of the Company in July 1999. Ms. Griego has served as President of Zapgo Entertainment Group, LLC, a television programming production company, since 1997 and is the Managing General Partner of Engine Co. No. 28, a restaurant that she founded in 1988. From July 1999 until January 2000, Ms. Griego served as the interim President and Chief Executive Officer of the Los Angeles Community Development Bank, a $430 million federally funded community bank. From 1994 until 1997, Ms. Griego served as President and Chief Executive Officer of Rebuild LA, Inc., an economic development corporation. Ms. Griego also served as Deputy Mayor of the City of Los Angeles, California, from 1991 until 1993. Ms. Griego is a director of Granite Construction Incorporated.

   John L. Muething was elected as a director of the Company in July 1999. Mr. Muething has been Of Counsel to the Cincinnati, Ohio law firm of Keating, Muething & Klekamp since 1986. He also served as a director of Spelling Entertainment Group Inc. from 1992 until June 1999.

   Sumner M. Redstone was elected as a director of the Company in May 1999. Mr. Redstone has been a director of Viacom since 1986 and Chairman of the Board of Viacom since 1987 and acquired the title of Chief Executive Officer of Viacom in 1996. Mr. Redstone has served as Chairman of the Board of NAI since 1986 and as its Chief Executive Officer since 1967.

   The Board recommends a vote FOR the election of the nominees for Class I Director named above.

                     MEETINGS OF DIRECTORS AND COMMITTEES

   The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met three times and acted by unanimous written consent 28 times during the 1999 fiscal year (including action taken prior to the IPO). During the 1999 fiscal year, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

   The Board has established audit, senior executive compensation and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during the 1999 fiscal year are described below.

   Audit Committee. The functions of the Audit Committee include: (i) reviewing the scope and results of the Company's internal auditing procedures;
(ii) reviewing the adequacy and effectiveness of the Company's system of internal accounting controls; (iii) determining the duties and responsibilities of the Company's internal audit staff; (iv) reviewing the scope of the independent accountants' annual audit, the audit procedures to be employed and the results thereof; (v) reviewing the audit reports submitted by both the independent accountants and the internal audit staff; and (vi) annually recommending independent accountants. Ms. Griego (Chairman) and Mr. Muething are members of the Audit Committee. The Audit Committee met three times during the 1999 fiscal year.

   Senior Executive Compensation Committee. The functions of the Senior Executive Compensation Committee include: (i) reviewing and approving the Company's policies and practices relating to the compensation of senior executive officers of the Company, including the forms of their employment agreements and individual compensation recommendations for such officers; (ii) approving the Company's incentive compensation, including annual bonus and stock option plans, for such senior executive officers, subject to stockholder approval where appropriate; and (iii) where designated by the Board, approving any other benefit programs for such senior executive officers, subject to stockholder approval where appropriate. Mr. Muething (Chairman) and Ms. Griego are members of the Senior Executive Compensation Committee. The Senior Executive Compensation Committee met two times and acted by unanimous written consent four times during the 1999 fiscal year.

   Compensation Committee. Except with respect to matters entrusted to the Company's Senior Executive Compensation Committee, the functions of the Compensation Committee include: (i) assisting management in defining and overseeing the Company's general compensation practices; (ii) reviewing and approving the forms of employment agreements for employees at the level of vice president and above; (iii) approving the Company's incentive compensation plans, subject to stockholder approval where appropriate; and (iv) overseeing certain of the Company's other employee benefit programs. Messrs. Dauman (Chairman), Dooley, Muething and Redstone and Ms. Griego are members of the Compensation Committee. The Compensation Committee met two times and acted by unanimous written consent one time during the 1999 fiscal year.

   The Board does not have a nominating committee because the Board as a whole functions in this capacity.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the number of shares of Viacom and Blockbuster Common Stock beneficially owned as of February 29, 2000, by (i) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as such on December 31, 1999 (based on salary and bonus earned during fiscal 1999) (collectively, the "Named Executive Officers"); (ii) each director and nominee for director of the Company; and (iii) all directors and executive officers of the Company as a group. The following table also sets forth information with respect to the number of shares of Blockbuster Common Stock beneficially owned by each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of its Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

                                    Beneficial Ownership of Equity Securities
                         ----------------------------------------------------------------------
                                                     Number of
                                  Title of            Equity             Number of     Percent
Name                          Equity Security         Shares          Option Shares(1) of Class
----                     -------------------------- -----------       ---------------  --------
John F. Antioco......... Viacom Class A Common              --                 --         *
                         Viacom Class B Common            5,066(2)(3)      181,466        *
                         Blockbuster Class A Common      66,766                --         *
                         Blockbuster Class B Common         --                 --         *
Philippe P. Dauman...... Viacom Class A Common            2,121(4)             --         *
                         Viacom Class B Common           17,485(4)       1,490,000        *
                         Blockbuster Class A Common       5,000                --         *
                         Blockbuster Class B Common         --                 --         *
Thomas E. Dooley........ Viacom Class A Common            7,666(4)             --         *
                         Viacom Class B Common            8,530(4)       1,464,000        *
                         Blockbuster Class A Common       5,000                --         *
                         Blockbuster Class B Common         --                 --         *
Mark T. Gilman.......... Viacom Class A Common              --                 --         *
                         Viacom Class B Common              450(3)             --         *
                         Blockbuster Class A Common       2,750(5)             --         *
                         Blockbuster Class B Common         --                 --         *
Linda Griego............ Viacom Class A Common              --                 --         *
                         Viacom Class B Common              --                 --         *
                         Blockbuster Class A Common       4,080(6)             --         *
                         Blockbuster Class B Common         --                 --         *
John L. Muething........ Viacom Class A Common              --                 --         *
                         Viacom Class B Common              --                 --         *
                         Blockbuster Class A Common       4,580                --         *
                         Blockbuster Class B Common         --                 --         *
Alva J. Phillips........ Viacom Class A Common              --                 --         *
                         Viacom Class B Common            1,142(3)             --         *
                         Blockbuster Class A Common       3,000                --         *
                         Blockbuster Class B Common         --                 --         *
Sumner M. Redstone(7)... Viacom Class A Common       93,658,988(8)             --        67.7%
                         Viacom Class B Common      104,334,988(8)       2,583,333       18.7%
                         Blockbuster Class A Common 144,000,000(9)             --        82.3%
                         Blockbuster Class B Common 144,000,000(9)             --         100%
Nigel Travis............ Viacom Class A Common               40                --         *
                         Viacom Class B Common              374              6,000        *
                         Blockbuster Class A Common      10,666                --         *
                         Blockbuster Class B Common         --                 --         *

                                     Beneficial Ownership of Equity Securities
                          -----------------------------------------------------------------------
                                                      Number of
                                   Title of            Equity              Number of     Percent
Name                           Equity Security         Shares           Option Shares(1) of Class
----                      -------------------------- -----------        ---------------  --------
Larry J. Zine............ Viacom Class A Common              --                 --            *
                          Viacom Class B Common              --                 --            *
                          Blockbuster Class A Common      33,333                --            *
                          Blockbuster Class B Common         --                 --            *
Viacom International
 Inc(10)................. Blockbuster Class A Common 144,000,000(9)             --         82.3%
 Viacom Inc.(10)          Blockbuster Class B Common 144,000,000(9)                         100%
 NAIRI, Inc.(11)
 National Amusements,
  Inc.(11)
Capital Group
 International,
 Inc.(12)................ Blockbuster Class A Common   3,040,300(13)            --          9.8%(13)
 Capital Guardian Trust
  Company(12)
FMR Corp(14)............. Blockbuster Class A Common   2,366,000(15)            --          7.6%
 Edward C. Johnson 3d(14)
 Abigail P. Johnson(14)
Husic Capital
 Management(16).......... Blockbuster Class A Common   1,900,000(17)            --          6.1%
 Frank J. Husic & Co.(16)
 Frank J. Husic(16)
Pequot Capital
 Management, Inc.(18).... Blockbuster Class A Common   2,451,300(19)            --          7.9%
Current directors and
 executive officers as a
 group other than Messrs.
 Dauman, Dooley and
 Redstone (eleven
 persons)................ Viacom Class A Common               40                --            *
                          Viacom Class B Common            9,166(3)(20)     187,466           *
                          Blockbuster Class A Common     163,508(21)            --            *
                          Blockbuster Class B Common         --                 --            *

--------
 *  Less than 1%.
 (1) This includes shares subject to options to purchase such shares that, on February 29, 2000, were unexercised but were exercisable within a period of 60 days from that date. All figures in this column regarding Viacom common stock reflect an adjustment for Viacom's two-for-one common stock split effected in March 1999. These shares are excluded from the column headed "Number of Equity Shares."
 (2) This includes 5,000 shares that are held jointly with Mr. Antioco's spouse.
 (3) This includes shares held through Blockbuster's 401(k) and/or excess 401(k) plans as of December 31, 1999.
 (4) This includes shares held through Viacom's 401(k) and/or excess 401(k) plans as of December 31, 1999.
 (5) All of such shares are held jointly with Mr. Gilman's spouse.
 (6) This includes 2,000 shares that are held jointly with Ms. Griego's spouse.
 (7) The address for Mr. Redstone is 200 Elm Street, Dedham, Massachusetts
     02026.
 (8) Except for 160 shares of each class of Viacom common stock owned directly by Mr. Redstone, all of these shares are owned of record by NAI. Mr. Redstone is the Chairman of the Board and the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all of such shares.
 (9) This is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, which was jointly filed by Viacom International, Viacom, NAIRI Inc. ("NAIRI"), NAI and Sumner M. Redstone (collectively, the "Viacom Reporting Persons"). The shares of Class B Common Stock are indirectly held by Viacom through its ownership of Viacom International. Approximately 67.7% of Viacom's voting stock is owned by NAIRI, which in turn is a wholly-owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone due to his beneficial ownership and control of NAI, as disclosed in footnote (8) above. Pursuant to the Company's Amended and Restated Certificate of Incorporation, each share of the Company's Class B Common Stock is convertible at the option of the holder thereof into one share of the Company's Class A Common Stock. As a result, the Viacom Reporting Persons are also deemed to beneficially own 144,000,000 shares of the Company's Class A Common Stock.

(10) The address for Viacom and Viacom International is 1515 Broadway, New York, New York 10036.
(11) The address for NAIRI and NAI is 200 Elm Street, Dedham, Massachusetts
     02026.
(12) The address for Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
(13) This is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, which was jointly filed by Capital Group International, Inc. ("CGII") and Capital Guardian Trust Company ("CGTC"). According to the Schedule 13G, CGII disclaims beneficial ownership of the 3,040,300 shares reported because it does not have investment power or voting power over any of the securities. CGII may be deemed to beneficially own such shares by virtue of it being the parent holding company of a group of investment management companies that hold investment power and voting power over the securities. Of such shares, CGII has reported deemed sole voting power with respect to 2,155,600 of such shares and deemed sole dispositive power with respect to all of such shares. CGTC has reported beneficial ownership of 3,014,000 shares, or 9.7%, of the Class A Common Stock. CGTC has reported sole voting power with respect to 2,129,300 of such shares and sole dispositive power with respect to all of such shares. According to the Schedule 13G, CGTC also disclaims beneficial ownership of such securities.
(14) The address for FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachussettes 02109.
(15) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, which was jointly filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp. beneficially owns all of such shares through its subsidiary Fidelity Management & Research Company ("FMRC"), as a result of FMRC's acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp., Mr. Johnson and Abigail P. Johnson have reported no voting power with respect to any of the shares of Class A Common Stock reported and sole dispositive power with respect to all of such shares. Mr. Johnson and Abigail P. Johnson are reporting persons due to their controlling positions with FMR Corp.
(16) The address for Husic Capital Management ("Husic Management"), Frank J. Husic &Co. ("Husic Co.") and Frank J. Husic ("Husic") is 555 California Street, Suite 2900, San Francisco, California.
(17) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, which was jointly filed by Husic Management, Husic Co. and Husic. The shares are indirectly held by Husic Co. as the sole general partner of Husic Management and by Husic as sole stockholder of Husic Co.
(18) The address for Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.
(19) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.
(20) In addition to the 5,000 shares disclosed in footnote (2) above, this includes 1,000 shares that are held by another executive officer jointly with his spouse.
(21) In addition to the 4,750 shares disclosed in footnotes (5) and (6) above, this includes 8,000 shares that are held by another executive officer jointly with his spouse.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid to the Named Executive Officers for each of the Company's last two fiscal years.

                                                                                            Long-Term
                                                                                           Compensation
                                           Annual Compensation                                Awards
                             ----------------------------------------------------------   --------------
                                                                           Other            Securities          All
                                                                          Annual            Underlying         Other
Name and Principal Position  Year     Salary($)     Bonus ($)(1)    Compensation ($)(2)   Options (#)(3)  Compensation ($)
---------------------------  ----     ---------     ------------    -------------------   --------------  ----------------
John F. Antioco.........     1999     1,257,692      5,000,000(4)             --            1,133,332           2,400(5)
 Chairman of the Board       1998     1,200,000      4,750,000(6)             --              196,320(7)          323(5)
 of Directors, President
 and Chief Executive
 Officer

Mark T. Gilman..........     1999       362,550        281,290(8)             --              425,500           6,664(9)
 Executive Vice              1998       340,962        214,000              2,525(10)             --            7,109(9)
 President and Chief
 Worldwide Development
 Officer, Store
 Operations

Alva J. Phillips........     1999       385,002        249,001                 --             391,000           4,621(9)
 Executive Vice              1998       375,783        268,000                 --               5,000(7)        8,501(9)
 President and Chief
 Information Officer

Nigel Travis............     1999       450,058        226,000             67,912(11)         391,332          17,028(12)
 Executive Vice              1998       361,483(13)    386,618            159,109(13)(14)      10,000(7)       45,234(12)
 President and
 President, Worldwide
 Store Operations

Larry J. Zine...........     1999       326,250        855,000(15)        215,899(16)         421,666             --
 Executive Vice                                                                                40,000(7)
 President
 and Chief Financial         1998(17)       --             --                 --                  --              --
 Officer

--------
 (1) This reflects bonus earned during fiscal 1999. In some instances, all or a portion of the bonus was paid during the next fiscal year.
 (2) In accordance with the rules of the Securities Exchange Commission, perquisites totaling less than $50,000 have been omitted.
 (3) Except where noted otherwise, this reflects options to acquire shares of Blockbuster Class A Common Stock.
 (4) Of this amount, $3.0 million represents installments on Mr. Antioco's sign-on bonus.
 (5) This consists of Company contributions to the Company's 401(k) plan.
 (6) Of this amount, $1.0 million represents the 1998 installment of Mr. Antioco's sign-on bonus.
 (7) This reflects options to acquire shares of Viacom Class B Common Stock.
 (8) A portion of Mr. Gilman's bonus earned for fiscal 1999 is not determinable at this time.
 (9) This consists of Blockbuster's contributions to Viacom's 401(k) and excess 401(k) plans.
(10) This consists of reimbursement for taxes.
(11) This consists of reimbursement for taxes. A portion of the payments were made in British pounds. Such payments have been converted to U.S. dollars using an average conversion rate for 1999 of 1.61880 U.S. dollars to 1.00 British pound. This number does not reflect an estimated $59,614 in reimbursement for taxes that had accrued as of December 31, 1999 for Mr. Travis' benefit in connection with employer contributions owed, but not yet paid, under Blockbuster's U.K. defined contribution and supplemental plans, as discussed in footnote 12 below.
(12) This consists of employer contributions to Blockbuster's U.K. defined contribution and supplemental plans, but does not include amounts accrued but not contributed to Mr. Travis' account during 1998 and 1999, as applicable. The amount disclosed for 1999 reflects a conversion from British pounds to U.S. dollars at an average conversion rate for 1999 of
     1.61880. The amount disclosed for 1998 reflects a conversion from British pounds to U.S. dollars at an average conversion rate for 1998 of 1.65655. As of December 31, 1999, based on the 1999 conversion rate, employer contributions of approximately $90,926 had accrued for Mr. Travis' benefit, but had not yet been paid in.
(13) Mr. Travis was transferred from the Company's U.K. payroll to its U.S. payroll in August 1998. Payments made in British pounds have been converted to U.S. dollars using an average conversion rate from January 1998 through July 1998 of 1.64897 U.S. dollars to 1.00 British pound.
(14) This includes $96,219 relating to relocation expenses, $47,285 of reimbursement for taxes, and other executive perquisites, none of which exceeds 25% of the total perquisites reported as other annual compensation.
(15) Of this amount, $600,000 represents Mr. Zine's sign-on bonus.
(16) This includes $143,814 relating to relocation expenses, $60,035 of reimbursement for taxes, and other executive perquisites, none of which exceeds 25% of the total perquisites reported as other annual compensation.
(17) Mr. Zine joined the Company in 1999.

Option Grants During 1999 Fiscal Year

   The following table provides information related to options granted to the Named Executive Officers during fiscal 1999.

                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                    Annual Rates
                                                                                   of Stock Price
                                                                                  Appreciation for
                                           Individual Grants                         Option Term
                         ------------------------------------------------------ ---------------------
                                          % of Total
                           Number of       Options     Exercise
                          Securities      Granted to   or Base
                          Underlying     Employees in   Price
                         Options(1)(2)  Fiscal 1999(3)  ($/Sh)  Expiration Date   5%($)      10%($)
                         -------------  -------------- -------- --------------- ---------- ----------
John F. Antioco.........   1,133,332(4)      9.80        15.00  August 11, 2009 10,691,196 27,093,590
Mark T. Gilman..........     425,500(4)      3.68        15.00  August 11, 2009  4,013,920 10,172,061
Alva J. Phillips........     391,000(4)      3.38        15.00  August 11, 2009  3,688,467  9,347,300
Nigel Travis............     391,332(4)      3.39        15.00  August 11, 2009  3,691,599  9,355,236
Larry J. Zine...........     421,666(4)      3.65        15.00  August 11, 2009  3,977,752 10,080,405
                              40,000(5)     .2804(6)   42.6875    April 1, 2009  1,037,187  2,662,956

--------
(1) Unless otherwise noted, reflects options to acquire shares of Blockbuster Class A Common Stock.
(2) These numbers include options granted in connection with a program whereby executive officers received a grant of two options for each share of Blockbuster Class A Common Stock that they purchased pursuant to Blockbuster's directed share program effected in connection with its initial public offering.
(3) Unless otherwise noted, this reflects the percentage of total grants to all Blockbuster employees.
(4) The options become exercisable with respect to one-fifth of the shares covered thereby on each of August 11, 2000, 2001, 2002, 2003 and 2004.
(5) This reflects options to acquire shares of Viacom Class B Common Stock. The options become exercisable with respect to one-quarter of the shares covered thereby on each of April 1, 2001, 2002, 2003 and 2004.
(6) This reflects the percentage of total grants to all Viacom employees.

Option Exercises During 1999 Fiscal Year and Fiscal Year End Option Values

   The following table provides information related to options exercised by the Named Executive Officers during the 1999 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                      Number of Securities        Value of Unexercised
                                                     Underlying Unexercised           In-the-Money
                                                          Options as of               Options as of
                                                        December 31, 1999         December 31, 1999($)
                                                    --------------------------  ---------------------------
                           Shares
                         Acquired on       Value
Name                     Exercise(#)(1) Realized($) Exercisable  Unexercisable  Exercisable   Unexercisable
----                     -----------    ----------- -----------  -------------  -----------   -------------
John F. Antioco.........   110,200       2,842,972    181,466(2)     904,654(2)  8,199,995(2)  37,872,903(2)
                               --              --         --       1,133,332(3)        --             --
Mark T. Gilman..........    31,667         822,208        --          81,667(2)        --       3,675,327(2)
                               --              --         --         425,500(3)        --             --
Alva J. Phillips........    32,000       1,136,062        --          71,000(2)        --       3,118,250(2)
                               --              --         --         391,000(3)        --             --
Nigel Travis............    26,000         816,000      6,000(2)      76,000(2)    271,125(2)   3,272,313(2)
                               --              --         --         391,332(3)        --             --
Larry J. Zine...........       --              --         --          40,000(2)        --         710,000(2)
                               --              --         --         421,666(3)        --             --

--------
(1) All such shares acquired on exercise represent shares of Viacom Class B Common Stock.
(2) Represents securities underlying options to purchase Viacom Class B Common Stock.
(3) Represents securities underlying options to purchase Blockbuster Class A Common Stock.

Compensation of Directors

   Directors who do not serve as officers or employees of Viacom or Blockbuster ("Outside Directors") are entitled to receive directors' fees and are eligible to participate in the 1999 LTMIP.

   Directors' Fees. Outside directors are entitled to receive an annual retainer of $40,000 for membership on Blockbuster's Board, $20,000 of which is paid in cash and $20,000 of which is paid in the Company's Class A Common Stock that is non-transferable for one year after it is paid. For fiscal 1999, which included the period from July 15, 1999 until the end of the fiscal year, the Company's outside director retainer fees were paid solely in Class A Common Stock. Outside Directors are also entitled to a per meeting attendance fee of $1,000 for each Board meeting attended and $1,000 for each meeting of the Audit Committee, Compensation Committee and Senior Executive Compensation Committee attended if such meeting is held on a day different from the day of a Board meeting and the committee member has to travel to participate in the committee meeting. Only one fee will be paid for attendance at more than one committee meeting held on the same day.

   Equity-Based Compensation. At the time of the Company's IPO, each of the Outside Directors received a one-time grant of stock options to purchase 10,000 shares of the Company's Class A Common Stock pursuant to the 1999 LTMIP at a per share exercise price equal to $15.00, the initial public offering price of a share of the Company's Class A Common Stock in the IPO. The options will vest in four equal installments, beginning on the first anniversary of the date of the grant. In addition, Ms. Griego and Mr. Muething received a grant of two options for each share of the Company's Class A Common Stock that they purchased pursuant to the Company's directed share program effected in connection with its IPO. As a result, Ms. Griego and Mr. Muething received grants of options to purchase an additional 4,000 and 5,000 shares, respectively. These options will vest in five equal installments, beginning on the first anniversary of the date of grant.

   Directors who are also employees of the Company receive no additional compensation for serving as directors. All directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board or committees thereof.

Pension Plans

   Defined Benefit Pension Plan. During fiscal 1999, the Company participated in a non-contributory qualified defined benefit pension plan and an excess pension plan for some of the Company's highly compensated employees, both sponsored by Viacom. The Company's employees became eligible to participate in these plans effective January 1, 1996, with credit for past service on and after September 29, 1994 for eligibility and vesting purposes. An eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation, including salary and bonus, for the highest 60 consecutive months out of the final 120 months immediately preceding retirement. Under the terms of the excess pension plan, such compensation is limited to the greater of base salary as of December 31, 1995 or $750,000. The benefits under Viacom's excess pension plan are not subject to the Internal Revenue Code of 1986, as amended (the "Code") provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under Viacom's qualified pension plans. The Company's employees ceased to participate in Viacom's pension plans at December 31, 1999. Viacom retained the accrued liability for benefits under these plans for the Company's employees. All of the Company's employees who were actively employed by the Company and participating in the defined benefit pension plan or the excess benefit pension plan on December 31, 1999 were fully vested in their accrued benefits in these plans on that date.

   The following table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit that would be payable to employees under both the non-contributory defined benefit pension plan and the excess pension plan if they retired in 1999 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

Pension Plan Table

                                                      Years of Service
                                             -----------------------------------
Remuneration                                    15       20       25       30
------------                                 -------- -------- -------- --------
$150,000.................................... $ 36,896 $ 49,194 $ 61,493 $ 73,791
 300,000....................................   76,271  101,694  127,118  152,541
 450,000....................................  115,646  154,194  192,743  231,291
 600,000....................................  155,021  206,694  258,368  310,041
 750,000....................................  194,396  259,194  323,993  388,791
 900,000....................................  233,771  311,694  389,618  467,541

   The number of years of benefit service that have been credited, as of December 31, 1999, for Messrs. Antioco, Gilman and Phillips are 1 1/2 years, 2 2/3 years and 3 3/4 years, respectively. Mr. Travis and Mr. Zine are not participants in the Viacom pension plan or excess pension plan.

Employment Contracts and Termination of Employment and Change in Control Arrangements

   Mr. Antioco's employment agreement provides that he will be employed as Chairman and Chief Executive Officer of Blockbuster until June 15, 2002 at an annualized salary of $1.3 million for the period from July 15, 1999 until December 31, 1999, and thereafter at an annual salary of $1.0 million. Mr. Antioco will also receive deferred compensation, payable the year after he ceases to be an executive officer of Blockbuster, in an amount equal to $355,000 for calendar year 2000, $455,000 for calendar year 2001 and $230,000 for the portion of calendar year 2002 during the employment term. Mr. Antioco is eligible to receive an annual bonus pursuant to the Senior Executive STIP. His target bonus is set at 125% of his base salary and deferred compensation and is payable upon satisfaction of performance objectives determined each year in accordance with the Senior Executive STIP. In accordance with his employment agreement, upon the completion of the Company's IPO, Mr. Antioco received options to purchase one million shares of the Company's Class A Common Stock at a price per share of $15.00. These options will vest over a five-year period, beginning on the first anniversary of the date of grant. In addition, on each of the first and second anniversaries of the Company's IPO, Mr. Antioco will receive a grant of options to purchase the Company's Class A Common Stock, issued at fair market value at the time of grant, with an aggregate exercise price equal to $6.0 million for each annual grant. These options will vest over a four-year period, beginning on the first anniversary of the date of grant. In the event of the termination of Mr. Antioco's employment without cause or his voluntary termination for good reason (as defined in the agreement) during the employment term, he will be entitled to receive salary, target bonus, deferred compensation and agreed-upon benefits for the balance of the employment term, subject to mitigation after the first eighteen months. In addition, his stock options, including options that would have been granted or that have not vested by the date of termination, will be exercisable for at least six months after the date of termination, but not beyond the expiration date of such stock options.

   Mr. Zine's employment agreement, as amended, provides that he will be employed as Executive Vice President and Chief Financial Officer until April 1, 2002 at an annual salary of $450,000, subject to an annual increase during the first quarter of each year, assuming satisfactory performance, based on the Company's then applicable compensation policies for the Company's executives at comparable positions and performance levels. Mr. Zine is eligible to receive an annual bonus pursuant to the Senior Executive STIP. His target bonus is set at 50% of base salary and is payable upon satisfaction of performance objectives determined each year in accordance with the Senior Executive STIP. In addition, in accordance with the terms of his employment agreement, Mr. Zine received a $600,000 sign-on bonus during fiscal 1999 and options to purchase 40,000 shares of Viacom Class B Common Stock at a price per share of $42.6875. These options will vest over a four-year period, beginning on the second anniversary of the date of grant. Also in accordance with his employment agreement, upon the completion of the Company's IPO, Mr. Zine received options to purchase 355,000 shares of the Company's Class A Common Stock at a price per share of $15.00. These options will vest over a five-year period, beginning on the first anniversary of the date of grant. In the event of the termination of Mr. Zine's employment without cause or his voluntary termination for good reason (as defined in the agreement) during the employment term, he will be entitled to receive his salary for the greater of 12 months or the balance of the employment term, subject to mitigation after the first twelve months. In addition, he will be entitled to receive bonus compensation and certain benefits for the balance of the employment term, subject to mitigation after the first twelve months, and his stock options, including options that would have vested during the employment term, will be exercisable for six months after the date of termination, but not beyond the expiration of such stock options. The Company also agreed to make a loan to Mr. Zine with respect to income taxes payable in connection with his sign-on bonus. See "Certain Relationships and Related Transactions--Other Related Party Transactions."

   The employment agreements of each of Messrs. Gilman, Phillips and Travis are substantially similar. Mr. Gilman's agreement, as amended, provides that he will be employed as Executive Vice President, Real Estate Development and Strategic Database Utilization, until April 30, 2001 at an annual salary of $280,000, subject to an annual increase during the first quarter of each year based on the range of increases of other comparable executives. Mr. Phillips' agreement, as amended, provides that he will be employed as Executive Vice President, Chief Information Officer, until June 30, 2002 at an annual salary of $365,000, subject to an annual increase during the first quarter of each year based on the range of increases of other comparable executives. In addition, pursuant to a retention agreement with Mr. Phillips, the Company agreed to pay Mr. Phillips a retention bonus of up to $50,000 per year in the years 1999 through 2001, with 40% of each year's retention bonus to be payable based on accomplishment of key objectives. Mr. Travis' agreement, as amended, provides that he will be employed as President, Retail Operations, until May 31, 2002 at a salary of $465,000 for the twelve-month period ending May 31, 2000 and $505,000 for the twelve-month period ending May 31, 2001, and at a salary to be determined for the twelve-month period ending May 31, 2002. Each of these agreements provides that the executive will be eligible to receive an annual bonus pursuant to the Senior Executive STIP at a target amount of 50% of base salary. Bonuses are payable upon satisfaction of performance objectives determined each year in accordance with the Senior Executive STIP. Each of these agreements also provides that, in the event of the executive's termination of employment without cause or the executive's voluntary termination for good reason during the employment term, he will be entitled to receive his salary, bonus compensation and certain benefits for the balance of the employment term, subject to mitigation after the first twelve months (18 months in the case of Mr. Gilman), and his stock options, including options that would have vested during the employment term, will be exercisable for six months after the date of termination, but not beyond the expiration of such stock options.

Report of the Senior Executive Compensation Committee on Executive Compensation

General

   The Senior Executive Compensation Committee of the Board was appointed in July 1999 in connection with the IPO. Prior to such time, Viacom's compensation committee determined the compensation for the Company's executive officers. Subject to existing contractual obligations, since the date of its appointment, the Senior Executive Compensation Committee has reviewed and approved the compensation for the Company's executive officers. All members of the Senior Executive Compensation Committee are non-employee directors.

Compensation Philosophy

   The Company's compensation programs and compensation philosophy are generally consistent with those of Viacom. The objectives of the executive compensation package for the Company's executive officers include:

  . setting levels of annual salary and bonus compensation that will attract and retain superior executives in the highly competitive environment of the Company's business;

  . providing annual bonus compensation for executive officers that varies with the Company's financial performance and reflects the executive officer's individual contribution to that performance;

  . providing long-term compensation that is tied to the Company's stock price so as to focus the attention of the Company's executive officers on managing the Company from the perspective of an owner with an equity stake; and

  . emphasizing performance-based compensation through annual bonus compensation and long-term compensation.

   The Senior Executive Compensation Committee evaluates the competitiveness of its executive compensation packages based on information from a variety of sources, including information obtained by management from consultants and information obtained from the Company's own experience.

Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally limits to $1,000,000 the federal tax deductibility of compensation (including stock options) paid to a Named Executive Officer. Section 162(m) of the Code provides an exception (the "Performance-Based Compensation Exception") to such limitation for certain performance-based compensation, and it is the intent of the Senior Executive Compensation Committee to qualify executive compensation for such exception to the extent necessary, feasible and in the best interests of the Company. Proposals II and III ("Approval of the 1999 LTMIP" and "Approval of the Senior Executive STIP," respectively) are being submitted to the Company's stockholders for approval so that certain compensation under the 1999 LTMIP and the Senior Executive STIP will be able to continue to qualify for the Performance-Based Compensation Exception. Section 162(m) of the Code also includes an exception to the deduction limitation for deferred compensation paid to an executive officer when such executive officer is no longer subject to Section 162(m).

Chief Executive Officer's Fiscal 1999 Compensation

   Pursuant to negotiations between Viacom and Mr. Antioco, Mr. Antioco entered into an employment agreement with Blockbuster Entertainment Group, a business unit of Viacom, effective upon commencement of his employment with the Company in 1997 (the "Initial Employment Agreement"). In part in order to address
Section 162(m) of the Code, the Company entered into a new employment agreement with Mr. Antioco prior to the Company's IPO (the "1999 Employment Agreement"), which agreement was approved by the Senior Executive Compensation Committee. Mr. Antioco's fiscal 1999 compensation therefore reflects compensation paid under both agreements and was comprised of base salary, annual bonus compensation and long-term compensation in the form of stock options. For fiscal years after 1999, Mr. Antioco's compensation package will also include deferred compensation. Pursuant to the Initial Employment Agreement, Mr. Antioco was initially paid a base salary of $1,200,000 in 1999 and was owed an aggregate of $3,000,000 in sign-on bonus installments, which were paid in 1999. Mr. Antioco's base salary was increased to $1,300,000 in June 1999; however, Mr. Antioco's 1999 Employment Agreement provides for a salary of $1,000,000 beginning January 1, 2000. Mr. Antioco received a $2,000,000 bonus for fiscal 1999 pursuant to the Senior Executive STIP. In accordance with the Senior Executive STIP and Mr. Antioco's 1999 Employment Agreement, and as permitted by Section 162(m) of the Code, the Senior Executive Compensation Committee established performance criteria and a target award for the period from the Company's IPO until fiscal year-end. The performance criteria related to the attainment of a specified level of operating income (as defined in the Senior Executive STIP) for the Company as a whole. For this purpose, the Senior Executive STIP uses the EBITDA definition of revenues less operating expenses (other than depreciation, amortization and non-recurring charges) to define "operating income." The level of Mr. Antioco's bonus was based on the determination of the Senior Executive Compensation Committee that the performance criteria established for 1999 had been achieved. Pursuant to the 1999 Employment Agreement, Mr. Antioco also received a grant of options to purchase 1,000,000 shares of the Company's Class A Common Stock in connection with the IPO.

Compensation of Other Executive Officers.

   Fiscal 1999 compensation for the Company's other executive officers was comprised of base salary, annual bonus compensation and long-term compensation in the form of stock options.

   Salary. Fiscal 1999 salary levels for executive officers were established by Viacom pursuant to the executives' employment agreements. Such levels were designed to be consistent with competitive practice and level of responsibility. The employment agreements for the Named Executive Officers other than Mr. Antioco were entered into prior to the establishment of the Senior Executive Compensation Committee and are described above under "--
 Employment Contracts and Termination of Employment and Change in Control Arrangements."

   Bonus. Fiscal 1999 bonuses for the Company's executive officers were provided under the Senior Executive STIP based on the same performance criteria as was the bonus for the Chief Executive Officer.

   Long-Term Compensation. The Senior Executive Compensation Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value. The Senior Executive Compensation Committee granted options to all of the Company's executive officers in connection the Company's IPO in August 1999. The size of the grant to each executive was within the range assigned to the executive's relative level of responsibility. In determining the amounts awarded, the Senior Executive Compensation Committee considered recommendations from management based on market assessments provided by outside consulting firms and relative responsibilities of each executive.

                                          The Senior Executive Compensation
                                           Committee

                                          Linda Griego
                                          John L. Muething

                         Comparative Performance Graph

   The following chart compares the cumulative total stockholder return on the Company's Class A Common Stock over the period from August 11, 1999 to December 31, 1999, with the cumulative total return during such period of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Media General Financial Services Industry Group Index 743--Music & Video Stores ("MG Index"). The comparison assumes $100 was invested on August 11, 1999 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                     Comparison of Cumulative Total Return
              of Blockbuster Inc., the S&P 500 Index and MG Index


[GRAPH]

                           8/11/99 8/31/99 9/30/99 10/29/99 11/30/99 12/31/99
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
  - -.- -BLOCKBUSTER INC.  100.00   99.17   85.00    80.97   102.67    89.32
-----------------------------------------------------------------------------
  --.--S&P 500 INDEX       100.00   99.51   96.78   102.90   104.99   111.18
-----------------------------------------------------------------------------
  --.--MG INDEX            100.00   86.05   80.09    74.22    86.85    78.92

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships Between the Company and Viacom

 Initial Public Offering and Split-off Agreement

   General. The Company has entered into an Initial Public Offering and Split-Off Agreement with Viacom (the "IPO and Split-Off Agreement"), which governs the respective rights and duties of the Company and Viacom with respect to certain offerings of the Company's Common Stock and other securities, including a possible split-off of the Company from Viacom or similar transaction (the "Proposed Split-Off"). In addition, the IPO and Split-Off Agreement sets forth certain covenants to which the Company has agreed for various periods following the IPO and the Proposed Split-Off.

   Offerings of the Company's Securities and the Proposed Split-Off. The Company has agreed to cooperate with Viacom in all respects to accomplish the following: (i) any primary offerings of the Company's Common Stock and other securities prior to the Proposed Split-Off; and (ii) the Proposed Split-Off. The Company has also agreed that, at Viacom's direction, it will promptly take all actions necessary or desirable to effect the foregoing transactions, including the registration under the Securities Act of 1933, as amended, of shares of the Company's capital stock that Viacom owns. Viacom has the sole discretion to determine whether or not to proceed with all or part of the Proposed Split-Off and all terms and conditions thereof.

   Expenses. In general, unless otherwise provided for in the IPO and Split-Off Agreement or any other agreement, the Company and Viacom will pay their respective costs and expenses incurred in connection with any offering of the Company's securities prior to the Proposed Split-Off, including in connection with the IPO and the Proposed Split-Off.

  . Expenses Relating to Primary Offerings of Securities of the Company. The
    Company has generally agreed to pay all costs and expenses relating to any primary offerings of the Company's Common Stock and other securities of the Company prior to the Proposed Split-Off, including costs and expenses related to the IPO.

  . Expenses Relating to the Proposed Split-Off. Viacom has generally agreed to pay all costs and expenses relating to the Proposed Split-Off.

   Access to Information. Generally, the Company and Viacom have agreed to provide each other with, upon written request and subject to specified conditions, and for a specified period of time, access to information relating to the assets, business and operations of the requesting party. The Company and Viacom have agreed to keep their books and records for a specified period of time. In addition, the Company and Viacom have agreed to cooperate with each other to allow access to each other's employees, to the extent they are necessary, to discuss and explain all requested information mentioned above and with respect to any claims brought against the other relating to the conduct of the Company's business prior to completion of the Proposed Split-Off.

   Covenants. The Company has agreed that, for so long as Viacom is required to consolidate its results of operations and financial position, the Company will:

     (i) provide Viacom with financial information regarding the Company and its subsidiaries;

     (ii) provide Viacom with copies of all quarterly and annual financial information and other reports and documents the Company intends to file with the Securities and Exchange Commission prior to such filings, as well as final copies upon filing, and to actively consult with Viacom with respect to any changes made to these reports;

     (iii) provide Viacom with copies of the Company's budgets and financial projections, as well as the opportunity to meet with the Company's management to discuss such budgets and projections;

     (iv) consult with Viacom regarding the timing and content of earnings releases and cooperate fully and cause the Company's accountants to cooperate fully with Viacom in connection with any of the Company's public filings;

     (v) not change its auditors without Viacom's prior written consent, and use its reasonable best efforts to enable its auditors to complete their audit of the Company's financial statements such that they will date their opinion the same date that they date their opinion on Viacom's financial statements;

     (vi) provide to Viacom and its auditors all information required for Viacom to meet its schedule for the filing and distribution of Viacom's financial statements;

     (vii) make the Company's books and records available to Viacom and Viacom's auditors, so that they may conduct reasonable audits relating to the Company's financial statements;

     (viii) adhere to specified accounting standards;

     (ix) agree with Viacom on any changes to the Company's accounting policies; and

     (x) agree with Viacom regarding the Company's accounting estimates and principles.

   Other Covenants. The IPO and Split-Off Agreement also provides that for so long as Viacom beneficially owns 50% or more of the outstanding shares of the Company's Common Stock, the Company may not take any action or enter into any commitment or agreement that may reasonably be anticipated to result, with or without notice and with or without lapse of time, or otherwise, in a contravention, or an event of default, by Viacom of:

     (i) any provision of applicable law or regulation, including but not limited to provisions pertaining to the Code, or the Employee Retirement Income Security Act of 1974, as amended;

     (ii) any provision of Viacom's certificate of incorporation or by-laws;

     (iv) any credit agreement or other material instrument binding upon Viacom; or

     (v) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Viacom or any of its assets.

   Assignment and Assumption. In October 1998, about 380 BLOCKBUSTER MUSIC(R) stores were sold to Wherehouse Entertainment Inc. ("Wherehouse"). Some of the leases transferred in connection with this sale had previously been guaranteed either by Viacom or its affiliates. Under the IPO and Split-Off Agreement, Viacom International has assigned to the Company its rights and obligations under the agreement related to the sale of the BLOCKBUSTER MUSIC stores to Wherehouse. The Company has agreed to accept this assignment. The Company estimates that, as of the time of the sale, the Company was contingently liable for approximately $84 million, on an undiscounted basis, with respect to base rent for the remaining term of these leases if Wherehouse were to default on all of these leases. The Company's contingent liability will vary over time depending on the lease terms remaining.

   Assignment of Employment Agreements. The IPO and Split-Off Agreement provides that Viacom will assign to the Company immediately before the completion of the Proposed Split-Off any and all employment agreements between Blockbuster Entertainment Group, a Viacom business unit, and the employees who are parties to those agreements.

   Options. The Company granted to Viacom International a continuing option, assignable to Viacom and any of its subsidiaries, to purchase, under specified circumstances, additional shares of the Company's Class B Common Stock or any shares of the Company's nonvoting capital stock. These options may be exercised immediately prior to the issuance of any of the Company's equity securities (i) with respect to shares of the Company's Class B Common Stock, only to the extent necessary to maintain Viacom's then-existing percentage of equity value and combined voting power of the Company's two outstanding classes of Common Stock; and (ii) with respect to shares of nonvoting capital stock, to the extent necessary to own 80% of each outstanding class of such stock. The purchase price of the shares of the Company's Class B Common Stock purchased upon any exercise of the options, subject to specified exceptions, is based on the market price of the Company's Class A Common Stock. The purchase price of nonvoting capital stock is the price at which such stock may be purchased by third parties. This option terminates when Viacom or its affiliates own less than 45% of the equity of the Company.

   Indemnification Procedures. The IPO and Split-Off Agreement sets forth the procedures that the Company and Viacom are to undertake if either of them demand to be indemnified by the other under any indemnification right given in any of the agreements between the Company and Viacom relating to the IPO or the Proposed Split-Off, other than the Tax Matters Agreement referred to below.

Release and Indemnification Agreement

   The Company has entered into a Release and Indemnification Agreement with Viacom (the "Indemnification Agreement") under which the Company and Viacom have agreed to indemnify each other and to release each other with respect to certain matters.

   Indemnification Relating to the Company's Assets, Businesses and Operations. The Company agreed to indemnify and hold harmless Viacom and certain of its affiliates and their respective officers, directors, employees, agents, heirs, executors, successors and assigns against any payments, losses, liabilities, damages, claims and expenses and costs arising out of or relating to:

     (i) the Company' past, present and future assets, businesses and operations and other assets, businesses and operations managed by the Company or persons previously associated with the Company, except for assets, businesses and operations of Paramount Parks Inc., Spelling Entertainment Group Inc. and its subsidiaries, including Republic Entertainment Inc. and Worldvision Inc., Showtime Networks Inc., Virgin Interactive Entertainment Limited and Virgin Interactive Entertainment Inc.; and

     (ii) payments, expenses and costs that Viacom paid to a third party associated with the transfer of the Company's assets, businesses and operations from certain Viacom entities to the Company and its subsidiaries.

   Viacom similarly agreed to indemnify the Company and certain of its affiliates, and the Company's and such affiliates' respective officers, directors, employees, agents, heirs, executors, successors and assigns for Viacom's past, present and future assets, businesses and operations, except for assets, businesses and operations for which the Company agreed to indemnify Viacom. In addition, the Transition Services Agreement, the Registration Rights Agreement and the Tax Matters Agreement referred to below provide for indemnification between Viacom and the Company relating to the substance of such agreements.

   Indemnification Relating to the IPO and Other Offerings. The Company generally agreed to indemnify Viacom and certain of Viacom's affiliates against all liabilities arising out of any material untrue statements and omissions in any prospectus and any related registration statement filed with the Securities and Exchange Commission relating to the IPO or any other primary offering of the Company's securities prior to the completion of the Proposed Split-Off. However, the Company's indemnification of Viacom does not apply to information relating to Viacom, excluding information relating to the Company. Viacom agreed to indemnify the Company for this information.

   Indemnification Relating to the Proposed Split-Off. The Company generally agreed to indemnify Viacom and certain of Viacom's affiliates against all liabilities arising out of any material untrue statements and omissions in any and all registration statements and/or other documents filed with the Securities and Exchange Commission in connection with the Proposed Split-Off. However, the Company's indemnification of Viacom does not apply to information relating to Viacom, excluding information relating to the Company. Viacom agreed to indemnify the Company for this information.

   Release Relating to Actions by Viacom Related to Viacom's and the Company's Assets, Businesses and Operations. Except for the rights and obligations of the Company and Viacom, which relate to the agreements between the Company and Viacom relating to the IPO or the Proposed Split-Off, the Company released Viacom and certain of its subsidiaries and affiliates and their respective officers, directors, employees, agents, heirs, executors, successors and assigns for all losses for any and all past actions and failures to take action relating to the Company's and Viacom's assets, businesses and operations. Viacom similarly released the Company.

Transition Services Agreement

   The Company and Viacom have entered into a Transition Services Agreement (the "Services Agreement") under which Viacom provides the Company with agreed-upon cash management, accounting, legal, management information systems, financial and tax services and employee benefit plan and insurance administration. These services may be changed upon agreement between the Company and Viacom. The fee for these services approximates Viacom's cost and could be subject to adjustment. The Company believes that the fee for these services is no less favorable than could be obtained by the Company internally or from someone who had not controlled the Company. Charges under the Services Agreement were about $600,000 during fiscal 1999. The Company also agreed to pay or reimburse Viacom for any out-of-pocket payments, costs and expenses associated with these services. The Services Agreement expires upon the completion of the Proposed Split-Off. The Company can make no assurances that it will be able to provide these services internally or find a third party provider on acceptable terms, if at all, after the expiration of the Services Agreement.

Registration Rights Agreement

   The Company and Viacom have entered into a Registration Rights Agreement (the "Registration Rights Agreement"), which requires the Company, upon Viacom's request, to use the Company's reasonable best efforts to register under the applicable federal and state securities laws any of the shares of the Company's equity securities held by Viacom for disposition in accordance with Viacom's intended method of disposition, and will take such other actions as may be necessary to permit the sale in other jurisdictions, subject to specified limitations. Viacom also has the right to include the shares of the Company's equity securities Viacom beneficially owns in other registrations of these equity securities that the Company initiates. Except for the Company's legal and accounting fees and expenses, the Registration Rights Agreement provides that Viacom generally pays all or its pro rata portion of out-of-pocket costs and expenses relating to each such registration that Viacom requests or in which it participates. Subject to specified limitations, the registration rights will be assignable by Viacom and its assigns. The Registration Rights Agreement contains indemnification and contribution provisions that are customary in transactions similar to those contemplated by this document.

Tax Matters Agreement

   After the completion of the IPO, the Company and certain of its subsidiaries continued to be included in Viacom's consolidated group for U.S. federal income tax purposes and Viacom's combined, consolidated or unitary group for various state and local income tax purposes (the "consolidated group"). The Company and Viacom entered into a Tax Matters Agreement (the "Tax Agreement") whereby for the taxable years and portions thereof prior to August 16, 1999, Viacom has and will pay all taxes for the consolidated group, including any liability resulting from adjustments to tax returns relating to such taxable years or portions thereof. The Company and its subsidiaries will continue to be liable for all taxes that are imposed on a separate return basis or on a combined, consolidated or unitary basis on a group of companies that includes only the Company and its subsidiaries.

   The Tax Agreement requires the Company and Viacom to make payments to each other equal to the amount of income taxes which would be paid by the Company, subject to certain adjustments, as if the Company and each of its subsidiaries included in the consolidated group were to file its own combined, consolidated or unitary, or, where only one of the Company's entities is included in the consolidated group, separate, federal, state and local income tax returns for any taxable year or portion thereof beginning after August 16, 1999 in which the Company is included in the consolidated group. This would include any amounts determined to be due as a result of a redetermination of the tax liability of the consolidated group arising from an audit or otherwise. With respect to some tax items attributable to periods following August 16, 1999 during which the Company is included in the consolidated group, such as foreign tax credits, alternative minimum tax credits, net operating losses and net capital losses, the Company has a right of reimbursement or offset, which is determined based on the extent to which, and the time at which, such credits or losses could have been used by the Company or its subsidiaries if it had not been included in the consolidated group. This right to reimbursement or offset continues regardless of whether the Company is a member of the consolidated group at the time the attributes could have been used. The Company is only entitled to reimbursement for carryback items that it could use on a stand alone basis to the extent that such items result in an actual tax savings for the consolidated group. The Tax Agreement also requires the Company, if so requested by Viacom, to surrender some tax losses of the Company's subsidiaries that are resident in the United Kingdom for 1998 and earlier years to Viacom's U. K. subsidiaries without any right to compensation. The Company also agreed to pay Viacom an amount equal to any tax benefit the Company receives from the exercise of Viacom's stock options by the Company's employees, including in years that the Company is no longer included in Viacom's consolidated group. The Company will also pay Viacom the amount of any income taxes with respect to income tax returns that include only the Company, which returns, as described below, will be filed by Viacom.

   Viacom continues to have all the rights of a parent of a consolidated group filing consolidated federal income tax returns. Viacom has similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group. Viacom is the sole and exclusive agent for the Company in any and all matters relating to income taxes of the consolidated group. Viacom has sole and exclusive responsibility for the preparation and filing of all income tax returns or amended returns with respect to the consolidated group. Viacom has the sole right to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the consolidated group, except that Viacom is not entitled to compromise any such matter in a manner that would affect the Company's liability under the Tax Agreement without the Company's consent, which may not be withheld unreasonably. Under the Tax Agreement, Viacom has similar authority with regard to income tax returns that the Company files on a separate basis and related tax proceedings. Viacom's authority with respect to periods during which the Company is included in the consolidated group will continue to apply even with respect to tax returns that are filed and for proceedings that are conducted after the proposed Split-Off, which relate to such periods. This agreement may result in conflicts of interest between the Company and Viacom.

   Provided that Viacom continues to beneficially own, directly or indirectly, at least 80% of the combined voting power and the value of the Company's outstanding capital stock, the Company will be included for federal income tax purposes in the consolidated group of which Viacom is the common parent. Viacom has stated that it is the current intention of Viacom and its subsidiaries to continue to file a single consolidated federal income tax return. In certain circumstances, some of the Company's subsidiaries also will be included with some of Viacom's subsidiaries, other than the Company's subsidiaries, in combined, consolidated or unitary income tax groups for state and local tax purposes. Each member of the consolidated group for federal income tax purposes will be liable for the federal income tax liability of each other member of the consolidated group. Similar principles will apply with respect to members of a combined group for state and local tax purposes. Accordingly, although the Tax Agreement will allocate tax liabilities between the Company and Viacom during the period in which the Company is included in the consolidated group, the Company could be liable for the federal income tax liability of any other member of the consolidated group in the event any such liability is incurred, and not discharged, by such other member. The Tax Agreement provides, however, that Viacom will indemnify the Company to the extent that, as a result of being a member of the consolidated group, the Company will become liable for the federal income tax liability of any other member of the consolidated group, other than the Company's subsidiaries.

   On August 3, 1999, Viacom received a private letter ruling from the Internal Revenue Service to the effect that the Proposed Split-Off would be a tax-free transaction to Viacom and its shareholders for U.S. federal income tax purposes. However, the proposed merger between Viacom and CBS Corporation was not contemplated at the time that this private letter ruling was issued. As a result, Viacom submitted a request for a supplemental private letter ruling to confirm that the proposed merger would not adversely affect the tax-free status of the Proposed Split-Off. In connection with seeking such rulings, certain representations have been made to the Internal Revenue Service regarding the Company's business. In the Tax Agreement, the Company agrees that during the two-year period following the completion of the Proposed Split-Off, the Company and its subsidiaries will not enter into certain types of transactions, including sales of assets, mergers, liquidations, stock issuances, and stock redemptions, without Viacom's consent unless Viacom receives a ruling from the Internal Revenue Service or an opinion of counsel to the effect that such transaction will not adversely affect the tax-free status of the Proposed Split-Off. The Company is generally responsible for, among other things, any taxes imposed on Viacom or its subsidiaries as a result of the Proposed Split-Off failing to qualify as a tax-free transaction on account of any breach of Viacom's representations or agreements caused by any action or failure to act by the Company or its subsidiaries or any transaction involving the Company, or the Company's subsidiaries', assets, stock or business following the Proposed Split-Off, regardless of whether such transaction is within the Company's control.

Other Agreements

Revenue-Sharing

   The Company has a revenue-sharing agreement with an affiliate of Paramount Pictures, a Viacom subsidiary ("Paramount"). Under this agreement, which expires in August 2003, the Company has agreed to pay, for a limited period of time, an agreed-upon percentage of the Company's rental revenue for Paramount videocassettes priced for rental and to make a minimum payment for these tapes. This percentage declines after a period of weeks following the initial release of the movie. The Company has agreed to take a minimum number of copies of each qualifying movie released by Paramount. The agreement allows the Company to sell the previously viewed tapes to its customers, although Paramount has the right to prevent the Company from selling a portion of such tapes in exchange for a fee. The Company's total purchases from Paramount, including purchases under this agreement, were $77.5 million, $110.1 million and $112.0 million for the years ended December 31, 1997, 1998 and 1999, respectively.

Promotional Services and Customer Database Services and License Agreement

   The Company has entered into a U.S. promotional services and customer database services and license agreement with MTV Networks ("MTVN"), a business unit of Viacom. Under this agreement, for one year, the Company will provide certain promotional and database services to MTVN and grant a U.S. license to MTVN to use the Company's U.S. customer database internally and/or to sublicense the database for internal use to affiliates of MTVN that are direct or indirect wholly-owned subsidiaries of Viacom and to MTVN Online and its direct and indirect affiliates for internal use so long as Viacom is in control of MTVN Online and such affiliates. In return, MTVN will pay the Company a total of $18 million plus costs, of which $4.5 million was received in 1999. In addition, during this one year period, MTVN will have an option to pay the Company an additional $5 million to extend in perpetuity the license to use the customer database. If MTVN exercises this option, it will provide the Company, for internal use, with access to MTVN's Leisure Time Study, a proprietary study of how consumers choose among the increasing number of media, entertainment and other leisure time activities available to them. At any time, the Company has the right to terminate this option or MTVN's perpetual license for a fee of $25 million. In such event, the Company's access to MTVN's Leisure Time Study also terminates.

Other Agreements

   There are various other agreements between the Company and Viacom and its affiliates, which the Company believes are not material to the Company. The Company believes the terms of these agreements approximate those which would be available from third parties.

Other Related Party Transactions

Midway Games

   Sumner M. Redstone and NAI own an aggregate of about 25.2% of the common stock of Midway Games Inc. ("Midway"). During the 1997, 1998 and 1999 fiscal years, the Company paid about $12.5 million, $19.1 million and $15.7 million, respectively, for purchases of home video games from Midway. The Company believes that the terms of these purchases were no less favorable to the Company than would have been obtainable from parties in which there was no such ownership interest. The Company expects to purchase video games from Midway in the future.

Notes and Dividends

   On December 31, 1998, the Company declared a dividend in the form of a promissory note in the principal amount of $1.4 billion to Viacom International. In the first quarter of 1999, the Company also issued promissory notes in the aggregate principal amount of about $77 million to Viacom International in order to obtain funds for an acquisition of video stores. These notes bore interest at LIBOR plus 1%. The Company paid these promissory notes, together with any accrued and unpaid interest, with the proceeds of the borrowings under its credit agreement. In addition, on each of October 20, 1999, and February 15, 2000, the Company's Board declared a cash dividend of $0.02 per share of its Class A and Class B Common Stock, payable November 22, 1999, and March 20, 2000, respectively. The total dividend payments were approximately $3.5 million each, of which Viacom International was paid about $2.9 million in each instance.

Loan to Executive

   In connection with the Company's employment of Larry Zine, Executive Vice President and Chief Financial Officer of the Company, the Company agreed to loan Mr. Zine an amount equal to all federal, state and local income taxes payable in connection with his sign-on bonus. The Company has loaned Mr. Zine $246,300, which loan bears interest at 5.25% compounded semi-annually. As of February 29, 2000, $252,187 was outstanding under such loan. The Company has agreed to forgive the aggregate principal amount of the loan, together with any accrued interest thereon, on an income tax free basis in three equal installments on the first, second and third anniversaries of commencement of Mr. Zine's employment with the Company; provided that, if Mr. Zine terminates his employment without good reason (as defined in his employment agreement) or the Company terminates Mr. Zine's employment for cause, any outstanding aggregate principal amount of the loan, together with any accrued interest thereon, will accelerate and become immediately due and payable.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) reports that they file.

   To the Company's knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 1999, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with.

                                  PROPOSAL II

                           APPROVAL OF THE 1999 LTMIP

   The 1999 LTMIP was originally adopted by the Company's Board and by the sole stockholder of the Company on July 15, 1999. The 1999 LTMIP is being resubmitted to the Company's stockholders for approval at this time in order to continue to satisfy the requirements of the Performance-Based Compensation Exception to the deduction limitation set forth in Section 162(m) of the Code. See "Report of the Senior Executive Compensation Committee on Executive Compensation--Internal Revenue Code Section 162(m)." A copy of the 1999 LTMIP is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the 1999 LTMIP, which summary is qualified in its entirety by reference to the full text of the 1999 LTMIP.

General

   The 1999 LTMIP provides for grants of stock options to purchase shares of Class A Common Stock, stock appreciation rights, restricted shares of Class A Common Stock, restricted share units and phantom shares, the terms and conditions of which are described in more detail below. Where necessary, compensation relating to awards under the 1999 LTMIP is generally intended to qualify as "qualified performance-based compensation," which is excluded from the $1.0 million limit on deductible compensation set forth in Section 162(m) of the Code.

   Any employee, non-employee director or advisor of the Company or its subsidiaries is eligible to participate in the 1999 LTMIP; however, only employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of February 29, 2000, approximately 6,000 employees and two non-employee directors were designated as currently eligible to participate in this plan.

   The maximum aggregate number of shares of Class A Common Stock that may be distributed under the 1999 LTMIP, whether reserved for issuance upon grants of stock options or stock appreciation rights or granted as restricted shares or restricted share units, is 25,000,000, subject to adjustment, as discussed below. Shares of Class A Common Stock covered by expired or terminated stock options, stock appreciation rights, restricted shares and restricted share units that are forfeited under the terms of this plan or stock appreciation rights or restricted share units that are exercised for cash will not be counted in applying such limit. The maximum aggregate number of shares of Class A Common Stock that may be granted pursuant to awards granted to any participant during the five-year term of this plan is 5,000,000. As of the date of this Proxy Statement only stock options have been granted under the 1999 LTMIP. As of February 29, 2000, options to purchase approximately 10,400,000 shares of Class A Common Stock were outstanding. Unless earlier terminated by action of the Board, the 1999 LTMIP will terminate on July 15, 2004.

Administration

   The 1999 LTMIP provides that it must be administered by the Board or by a committee appointed by the Board. Pursuant to the terms of the 1999 LTMIP, such committee must consist of at least two members of the Board. With respect to any grant that is intended to satisfy the requirements of Rule 16b-3 under the Exchange Act, the committee must consist of at least such number of directors as is required from time to time by such rule, and each committee member must satisfy the requirements of such rule. With respect to any grant that is also intended to satisfy the Performance-Based Compensation Exception set forth in
Section 162(m) of the Code, the committee must consist of at least such number of directors as is required from time to time to satisfy this exception, and each committee member must satisfy the qualification requirements of such exception.

   Grants under the 1999 LTMIP are currently authorized by the Senior Executive Compensation Committee or, in the case of grants to the Company's non-employee directors, by the Board, excluding such non-employee directors. References to the "Committee" in this discussion shall mean the Senior Executive Compensation Committee, the Board, and/or any other committee to be appointed by the Board in accordance with the terms of the 1999 LTMIP, as applicable. With respect to grants in jurisdictions outside of the United States, the Committee has the authority to require that any related agreements contain any terms required by local law in order to constitute valid grants under the laws of such jurisdictions, even if the terms are more restrictive than the terms set forth in the 1999 LTMIP.

Stock Options

   Stock options can be either "incentive stock options," within the meaning of
Section 422 of the Code or non-qualified stock options, as determined by the Committee.

   Subject to certain limits described below, the Committee has the power to determine the number and kind of stock options granted, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. The Committee may, in its discretion, accelerate the vesting date of any stock option. With respect to incentive stock options and any options intended to qualify for the Performance-Based Compensation Exception to the deduction limitation set forth in Section 162(m) of the Code, the exercise price cannot be less than 100% of the fair market value of a share of Class A Common Stock on the date of grant. In addition, with respect to any ten percent stockholder, as calculated under the Code, the exercise price of an incentive stock option cannot be less than 110% of the fair market value of a share of Class A Common Stock on the date of grant. The closing price of the Company's Class A Common Stock on March 15, 2000, was $11.00. No stock option can be exercised more than ten years after the date of grant, or five years in the case of incentive stock options granted to a ten percent stockholder. The exercise price of a stock option must be paid in full at the time of exercise as follows: (i) in cash; (ii) in the discretion of the Committee, in shares of Class A Common Stock or other securities of the Company designated by the Committee; (iii) in a combination of cash, shares or such other securities; or
(iv) with any other form of valid consideration that is acceptable to the Committee.

   Currently outstanding options are generally exercisable in cumulative annual installments of one-fifth of the shares covered thereby commencing one year after the date of grant and expire ten years from the date of grant, except in the event of the termination of service, disability or death of the participant. If the service of a participant other than a non-employee director, ends by reason of a voluntary termination by such participant or a termination by the Company other than a termination for cause, the participant's outstanding stock options may be exercised, to the extent then exercisable, for a period of six months following the date of termination. In the event of a participant's death, the participant's stock options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such stock options by will or the laws of descent and distribution for a period of twelve months following the date of death. In the event of the permanent disability of a participant who is an employee, the participant's stock options may be exercised to the extent exercisable upon the date of the onset of such permanent disability for a period of twelve months following such date. If a non-employee director ceases to be a member of the Company's Board for any reason, other than due to a termination for cause, the director's stock options may be exercised, to the extent then exercisable, for a period of twelve months following the date of termination. If any participant's service is terminated for cause, then, unless the Committee determines otherwise, all stock options, whether or not then vested, will be forfeited by the participant effective as of the date of such termination. In certain instances, the Committee has the discretion to set post-termination exercise periods in excess of those described above. However, in no event may a stock option be exercised following the earlier to occur of the expiration of the option and the tenth anniversary of the date of grant.

Stock Appreciation Rights

   The Committee may grant stock appreciation rights under the 1999 LTMIP only in tandem with stock options, either at the time of grant of the stock option or by amendment at any time prior to the exercise, expiration or termination of the stock option. Each stock appreciation right entitles the holder to surrender the related stock option in lieu of exercise and to receive an amount equal to the excess of the fair market value of a share of Class A Common Stock on the date the holder exercises the stock appreciation right over the exercise price of the related stock option. This amount will be paid in cash or, in the discretion of the

Committee, in shares of Class A Common Stock or other of the Company's securities designated by the Committee or in a combination of cash, shares or such other securities. No stock appreciation right can be exercised unless the related stock option is then exercisable.

Restricted Shares and Restricted Share Units

   The Committee may grant restricted shares and restricted share units under the 1999 LTMIP. A "restricted share" is a share of Class A Common Stock granted to the participant subject to restrictions as determined by the Committee. A "restricted share unit" is a contractual right to receive either a share of Class A Common Stock, a cash payment equal to the fair market value of a share of Class A Common Stock or a combination of cash and Class A Common Stock, subject to terms and conditions as determined by the Committee. Any restricted shares and restricted share units granted under the 1999 LTMIP plan will be subject to a vesting schedule, including any applicable performance goal requirements, established by the Committee. The Committee may, in its discretion, accelerate the dates on which restricted shares and restricted share units vest. For restricted share grants, stock certificates representing the number of restricted shares granted to a participant will be registered in the participant's name as of the date of grant but remain held by the Company. The participant who receives a restricted share grant will have all rights as a holder of shares of Class A Common Stock except that the participant will not be entitled to delivery of certificates until the shares represented thereby have vested, and the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. For restricted share units that are paid in Class A Common Stock, stock certificates for the appropriate number of shares of stock, free of restrictions, will be delivered to the participant when the restricted share units vest.

   If a participant's service terminates for any reason or, in the event of a participant's death or, for participants who are employees, permanent disability, the unvested restricted shares and restricted share units will be forfeited as of the date of such event, unless the Committee determines otherwise with respect to some or all of the unvested restricted shares and restricted share units.

Phantom Shares

   The value of any phantom shares granted under the 1999 LTMIP will be determined by reference to the fair market value of a share of Class A Common Stock. Cash payments made with respect to these phantom shares are based, subject to any applicable limit on the maximum amount payable, on any increase in value of shares of Class A Common Stock on specified valuation dates over the initial value of these shares. The 1999 LTMIP further empowers the Committee to determine the initial values of the phantom shares. The plan further empowers the Committee to determine the valuation dates applicable to a grant of phantom shares, the period during which the phantom shares vest and to set a limit on the maximum amount of appreciation value payable for the phantom shares.

   If a participant's service terminates for any reason other than for cause or, in the event of a participant's death or, for participants who are employees, permanent disability, then, unless the Committee determines otherwise, the cash payments for such participant's phantom shares will be the lesser of the appreciation in value determined as of the date of the termination or event or as of the originally scheduled valuation dates, and these payments will be made after the originally scheduled valuation dates. All rights with respect to phantom shares that are not vested as of the date of this termination or event, as the case may be, will be relinquished by the participant. If a participant's employment is terminated for cause, all phantom shares, whether or not vested, will be forfeited by the participant, unless the Committee determines otherwise.

Adjustments

   In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class A Common Stock, the Committee will make any adjustments as it deems appropriate to the following: (i) the number and kind of shares of Class A Common Stock subject to any stock options or stock appreciation rights or the number and kind of restricted shares, restricted share units or phantom shares granted to each participant;
(ii) the exercise price of any outstanding stock options or stock appreciation rights or the initial value of any outstanding phantom shares; and (iii) the maximum number of shares of Class A Common Stock that may be granted under the plan or the aggregate number of shares that may be granted to any participant.

Transfer Restrictions, Etc.

   The rights of a participant with respect to the stock options, stock appreciation rights, restricted shares, restricted share units or phantom shares granted under the 1999 LTMIP are not transferable by the participant other than by will or the laws of descent and distribution. Except as described above, no grant under the 1999 LTMIP entitles a participant to any rights of a holder of shares of Class A Common Stock, nor will any grant be construed as giving any employee or advisor a right to continue service with the Company nor any non-employee director a right to be nominated, reelected or retained as a member of the Company's Board.

Amendment and Termination

   The 1999 LTMIP may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Company's Board, provided that (i) no alteration or amendment will be effective without stockholder approval if approval is required by law or under the rules of the New York Stock Exchange, the Nasdaq Stock Market or any stock exchange on which the Company's Common Stock is listed; and (ii) no such termination, suspension, alteration or amendment may adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant.

Summary of Certain Federal Income Tax Consequences Relating to Options Granted Under the 1999 LTMIP

   The following discussion is intended as a general summary of the federal income tax consequences associated with the grant and exercise of stock options. This summary does not purport to be complete and does not address any applicable state or local tax law.

   Non-qualified Stock Options. In general, no taxable income is realized by the participant upon the grant of a non-qualified stock option, and no deduction generally is then available to the Company. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. The amount included in the gross income of the participant will also be deductible by the Company. The tax basis of shares acquired by the participant will be equal to the exercise price plus the amount includable in the gross income of the participant as ordinary income. When a participant disposes of shares acquired upon exercise of a non-qualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-qualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. Certain additional rules may apply if the exercise price of a non-qualified stock option is paid in shares or other securities previously owned by the participant.

   Incentive Stock Options. In general, no taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the transfer of the shares upon exercise of the incentive stock option and more than two years from the date of the grant of the incentive stock option (the "ISO Holding Period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares acquired upon exercise of the incentive stock option are disposed of before the expiration of the ISO Holding Period, the participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock. Any further gain or loss from an arm's-length sale or exchange will be taxable as a long-term or short-term capital gain or loss, depending upon the holding period of the shares before disposition. Certain additional rules may apply if the exercise price of an incentive stock option is paid in shares or other securities previously owned by the participant.

   The excess of the fair market value (at the time of exercise) of the shares acquired upon the exercise of an incentive stock option over the exercise price of such stock option may constitute an adjustment to taxable income for purposes of the alternative minimum tax. Special rules for computing alternative minimum taxable income also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on subsequent sale of the shares.

Prior Issuances of Options under the 1999 LTMIP

   The following table sets forth certain information regarding options received under the 1999 LTMIP from its inception through February 29, 2000, by
(i) the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group,
(iv) each nominee for election as a director, (v) each person who has received 5% or more of such options and (vi) all employees, including current officers who are not executive officers, as a group. The Company is not aware of any associates of any of the persons listed in (i)-(iv) above who have received options.

                                   Aggregate Amount of Class A Common Stock
                                Subject to Options Granted Under the 1999 LTMIP
Name of Individual or Group       from Inception through February 29, 2000(1)
---------------------------     -----------------------------------------------
John F. Antioco................                    1,133,332
 Chairman of the Board,
  President and Chief Executive
  Officer
Mark T. Gilman.................                      425,500
 Executive Vice President and
  Chief Worldwide Development
  Officer, Store Operations
Alva J. Phillips...............                      391,000
 Executive Vice President and
  Chief Information Officer
Nigel Travis...................                      391,332
 Executive Vice President and
  President, Worldwide Store
  Operations
Larry J. Zine..................                      421,666
 Executive Vice President and
  Chief Financial Officer
Philippe P. Dauman.............                          --
 Director
Thomas E. Dooley...............                          --
 Director
All current executive officers
 as a group....................                    4,124,496
All current directors who are
 not executive officers as a
 group.........................                       29,000
All employees, including
 current officers who are not
 executive officers, as a group
 ..............................                   11,584,358

--------
(1) This number includes options that have been cancelled prior to their exercise and are eligible to be re-granted under the 1999 LTMIP. This number also includes the options granted to current executive officers disclosed above, but not the options granted to non-employee directors.

   The amounts that would be receivable by the individuals or groups named in the table above under the 1999 LTMIP in the future are not determinable at this time.

   The Board recommends a vote FOR the proposal to approve the 1999 LTMIP.

                                  PROPOSAL III

                     APPROVAL OF THE SENIOR EXECUTIVE STIP

   The Senior Executive STIP was originally adopted by the Company's Board and the sole stockholder of the Company in July 1999. The Senior Executive STIP is being resubmitted to the Company's stockholders for approval at this time in order to continue to satisfy the requirements of the Performance-Based Compensation Exception to the deduction limitation set forth in Section 162(m) of the Code. See "Report of the Senior Executive Compensation Committee on Executive Compensation--Internal Revenue Code Section 162(m)." A copy of the Senior Executive STIP is attached to this Proxy Statement as Appendix B. The following is a brief summary of certain provisions of the Senior Executive STIP, which summary is qualified in its entirety by reference to the full text of the Senior Executive STIP.

General

   The Senior Executive STIP provides for objective performance-based annual bonuses for selected senior executives, subject to a maximum limit, as described in more detail below. Amounts paid under this plan are intended to qualify as "qualified performance-based compensation," which is excluded from the $1.0 million limit on deductible compensation set forth in Section 162(m) of the Code. Awards under the Senior Executive STIP are determined by the Company's Senior Executive Compensation Committee.

Administration

   The Senior Executive STIP is administered by the Senior Executive Compensation Committee, which is authorized to approve awards to selected senior management at the level of senior vice president or above. This committee must be comprised of at least two directors, each of whom must be an "outside director" within the meaning of Section 162(m) of the Code.

Awards

   Under the Senior Executive STIP, the Senior Executive Compensation Committee may establish performance criteria and target awards for each participant not later than 90 days after the beginning of the year. The performance criteria relate to the Company's operating income, net earnings and/or cash flow. Operating income is defined as revenues less operating expenses, other than depreciation, amortization and non-recurring charges. Net earnings is defined as net earnings from continuing operations. Cash flow is defined as operating income less cash capital expenditures and rental library purchases and increases or decreases in working capital and in other balance sheet investments.

   Shortly after the end of each performance period, the Senior Executive Compensation Committee must certify whether or not the performance criteria have been achieved. This is subject to such committee's right, in its sole discretion, to reduce the amount of the award to any participant to reflect such committee's assessment of the participant's individual performance or for any other reason. These awards are payable in cash as soon as practicable thereafter.

   To receive payment of an award, the participant must have remained in the Company's continuous employ through the end of the applicable performance period. However, if a participant becomes permanently disabled or dies during a performance period, the participant or the participant's estate shall be awarded, unless the participant's employment agreement provides otherwise, a pro rata portion of the award earned for the performance period. This is subject to the Senior Executive Compensation Committee's right, in its sole discretion, to reduce the amount of the award to reflect such committee's assessment of the participant's individual performance prior to the participant becoming permanently disabled or the participant's death, as the case may be, or for any other reason.

Maximum Annual Award

   The Senior Executive STIP provides that the maximum annual award to any participant for any performance period is determined by multiplying a participant's salary in effect on the date of the adoption of the plan by eight. Salary is defined as the sum of (i) the participant's annual base salary, not including any impermissible discretionary increases, for the year and (ii) an amount equal to the annual rate of any deferred compensation for such year, in each case as set forth in the participant's employment agreement in effect on July 15, 1999. However, if the employment agreement expires prior to the end of any performance period, the amount of base salary and deferred compensation will relate to the highest annual amounts that were provided for in the employment agreement. The Senior Executive STIP provides that, in the case of any participant hired after July 15, 1999, the participant's salary for this purpose would be the sum of (x) the participant's annual base salary on the date of hire and (y) an amount equal to the annual rate of any deferred compensation for the year of hire, in each case as set forth in the participant's employment agreement in effect on the date of hire. However, the salary for any participant hired after July 15, 1999 shall not exceed 1.5 times the highest salary on July 15, 1999 of any participant in the Senior Executive STIP.

Adjustments

   In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary item or event not foreseen at the time of the grant of an award under the Senior Executive STIP, or any other event that distorts the applicable performance criteria occurs involving the Company or one of its subsidiaries, the Senior Executive Compensation Committee will, to the extent consistent with Section 162(m) of the Code, adjust or modify, in its sole discretion, the calculation of operating income, net earnings and/or cash flow, or the applicable performance goals, to the extent necessary to prevent reduction or enlargement of participants' awards for the performance period attributable to the transaction or event.

Transfer Restrictions, Etc.

   The right of a participant with respect to awards under the Senior Executive STIP are not transferable by the participant other than by will or the laws of descent and distribution. No award under this plan will be construed as giving any employee a right to continued employment with the Company.

Amendment

   The Company's Board may at any time alter, amend, suspend or terminate the Senior Executive STIP in whole or in part. However, no alteration or amendment will be effective without the approval of the Company's stockholders if their approval is required by law.

   The Board recommends a vote FOR the proposal to approve the Senior Executive STIP.

                                  PROPOSAL IV

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Subject to ratification by the Company's stockholders, in accordance with the recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers as the Company's independent accountants to audit the Company's consolidated financial statements for fiscal 2000 and to render other services required of them. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

   The Board recommends a vote FOR ratification of PricewaterhouseCoopers as the Company's independent accountants for fiscal 2000.

                             STOCKHOLDER PROPOSALS

   Stockholders of the Company may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Bylaws. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the office of the Secretary of the Company no later than December 1, 2000. Such proposals should be directed to Blockbuster Inc., 1201 Elm Street, Dallas, Texas 75270, Attention: Secretary.

   In addition to the requirements set forth above regarding stockholder proposals generally, the Company's Bylaws provide that a stockholder may nominate a person for election to the Board only if written notice of such nomination(s) (a "Stockholder's Notice") is received by the Secretary within the time period set forth above and the Stockholder's Notice includes certain specified information such as (i) the name and address of the nominating stockholder, (ii) the name, age, business address and principal occupation of the nominee and (iii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required by the rules and regulations promulgated under the Exchange Act.

   In order for a proposal made outside of the requirements of Rule 14a-8 to be considered timely in connection with the Company's 2001 Annual Meeting of Stockholders, such proposal must be received by the office of the Secretary of the Company at the address stated above no later than February 14, 2001. The persons named in the proxies solicited by the Company in connection with the 2001 Annual Meeting of Stockholders will vote their proxies in their discretion with respect to any proposal with respect to which the Company has not received notification by such time.

                                 OTHER BUSINESS

   The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matter(s) properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

   All costs incurred in the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of shares of Common Stock held by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

   Accompanying this Proxy Statement is a copy of the Company's Annual Report for the fiscal year ended December 31, 1999 (the "Annual Report"). The Annual Report is not to be deemed a part of this Proxy Statement.

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person addressed to Blockbuster Inc., Attn.: Investor Relations, 1201 Elm Street, Dallas, Texas 75270.

                                          By Order of the Board of Directors,
                                          /s/ Edward B. Stead
                                          Edward B. Stead
                                          Executive Vice President, General
                                           Counsel and Secretary

March 31, 2000

                                                                      Appendix A

                                BLOCKBUSTER INC.

                    1999 LONG-TERM MANAGEMENT INCENTIVE PLAN

                                   ARTICLE I

                                    GENERAL

Section 1.1 Purpose.

   The purpose of the Blockbuster Inc. 1999 Long-Term Management Incentive Plan (the "Plan") is to benefit and advance the interests of Blockbuster Inc., a Delaware corporation (the "Company"), and its subsidiaries by attracting and retaining employees, Non-Employee Directors and Advisors (as defined below) of the Company and its subsidiaries, rewarding them for their contributions to the financial success of the Company and thereby motivating them to continue to make such contributions in the future.

Section 1.2 Definitions.

   As used in the Plan, the following terms shall have the following meanings:

     (a) "Advisor" shall mean any person performing advisory or consulting services for the Company or any subsidiary, with or without compensation, to whom the Company chooses to make a Grant in accordance with the Plan; provided that (i) bona fide services must be rendered by such person; and
  (ii) such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     (b) "Agreement" shall mean the written agreement governing a Grant under the Plan, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

     (c) "Appreciation Value" shall mean the excess, if any, of the Value of a Phantom Share on the applicable Valuation Date or date of termination of service or of the Participant's death or Permanent Disability (as described in Section 5.5(a) hereof), as the case may be, over the Initial Value of such Phantom Share.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

     (f) "Committee" shall mean the committee(s) appointed or designated by the Board to administer the Plan in accordance with Section 1.3 of the Plan.

     (g) "Common Stock" shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

     (h) "Date of Grant" shall mean the effective date of the Grant of the Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units and/or Phantom Shares as set forth in the applicable Agreement.

     (i) "Effective Date" shall have the meaning set forth in Article X.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

     (k) "Fair Market Value" of a share of Common Stock on a given date shall be the closing price of a share of Common Stock on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid per share of the Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Common Stock as furnished by a professional marketmaker making a market in the Common Stock designated by the Committee. Notwithstanding the foregoing, with respect to any option granted in connection with the Company's initial public offering, the Fair Market Value of a share of Class A Common Stock shall mean the initial public offering price.

     (l) "Grant" shall mean a grant under the Plan which may consist of a grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Phantom Shares or a combination of any of the above.

     (m) "Initial Value" shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine.

     (n) "Non-Employee Director" shall mean a member of the Board of Directors of the Company or any subsidiary who is not an employee of the Company, the parent thereof or any subsidiary.

     (o) "Outstanding Phantom Share" shall mean a Phantom Share granted to a Participant for which the Valuation Date has not yet occurred.

     (p) "Outstanding Stock Option" shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

     (q) "Participant" shall mean any employee, Non-Employee Director or Advisor who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an outstanding Grant has been made under the Plan.

     (r) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company, the parent thereof or a subsidiary thereof for the Participant and that is in effect on the date of the onset of the Participant's Permanent Disability, unless the Committee determines otherwise, in its discretion, and sets forth an alternative definition in the applicable Agreement; provided, however, with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. With respect to any Grant other than an Incentive Stock Option, to the extent that a Participant's employment agreement differs from the Plan with respect to the meaning of disability, if such employment agreement has been approved by the Committee which granted the Stock Options, the definition included in such employment agreement shall govern. Anything in the Plan to the contrary notwithstanding, "Permanent Disability" is a term that shall apply only to Participants who are employees of the Company.

     (s) "Phantom Share" shall mean a contractual right granted to a Participant pursuant to Article V to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable Agreement.

     (t) "Restricted Share" shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

     (u) "Restricted Share Unit" shall mean a contractual right granted to a Participant pursuant to Article IV to receive either Common Stock, a cash payment equal to the Fair Market Value of such Common Stock or a combination of Common Stock and cash, subject to the terms and conditions as are set forth in the Plan and in the applicable Agreement.

     (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

     (w) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder from time to time.

     (x) "Section 162(m) Exception" shall mean the exception under Section 162(m) for "qualified performance-based compensation."

     (y) "Stock Appreciation Right" shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.5 of the Plan.

     (z) "Stock Option" shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be "Incentive Stock Options" within the meaning of Section 422 of the Code or "Non-Qualified Stock Options" which do not meet the requirements of such Code section.

     (aa) "Termination for Cause" for Participants who are employees of the Company and for Advisors, shall mean a termination of service with the Company or any of its subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment or consulting agreement applicable to the Participant, or
  (ii) if there is no such employment or consulting agreement or if such employment or consulting agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by a Participant to substantially perform the duties of such Participant's service, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof.

     "Termination for Cause" for Participants who are Non-Employee Directors shall mean removal from the Board for "cause" in accordance with the certificate of incorporation or by-laws of the Company, as amended from time to time.

     (bb) "Valuation Date" shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed in accordance with
  Section 5.2(a) hereof.

     (cc) The "Value" of a Phantom Share shall be determined by reference to the "average Fair Market Value" of a share of Common Stock. The "average Fair Market Value" on a given date of a share of Common Stock shall be determined over the 30-day period ending on such date or such other period as the Committee may decide shall be applicable to a Grant of Phantom Shares, determined by dividing (i) by (ii), where (i) shall equal the sum of the Fair Market Values on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period, and (ii) shall equal the number of days, as determined by the Committee for the purposes of determining the average Fair Market Value for such Phantom Shares, on which the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period.

     (dd) To "vest" a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Phantom Share held by a Participant shall mean, with respect to a Stock Option or Stock Appreciation Right, to render such Stock Option or Stock Appreciation Right exercisable, subject to the terms of the Plan or the Agreement, and, in the case of a Restricted Share, Restricted Share Unit or Phantom Share, to render such Restricted Share, Restricted Share Unit or Phantom Share nonforfeitable.

Section 1.3 Administration of the Plan.

   The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board; provided that (i) with respect to any Grant that is intended to satisfy the requirements of Rule 16b-3, such Committee shall consist of at least such number of directors as is required from time to time by Rule 16b-3, and each such Committee member shall satisfy the qualification requirements of such rule; and (ii) with respect to any Grant that is also intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan. The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below and to determine the number of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Phantom Shares (or combination thereof) to be granted to each Participant; provided, however, no member of the Committee shall participate in such decisions contemplated by this Section 1.3 if it relates to a Grant made on his or her behalf. The Committee shall also have the authority to amend the terms of any outstanding Grant or waive any conditions or restrictions applicable to any Grant; provided, however, that no amendment shall impair the rights of the holder thereof. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Rule 16b-3, Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company's securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to make Grants that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Grants.

Section 1.4 Eligible Persons.

   Grants may be awarded to any employee, Non-Employee Director or Advisor of the Company or any of its subsidiaries selected by the Committee, provided that only employees shall be eligible to receive Incentive Stock Options.

Section 1.5 Common Stock Subject to the Plan.

   The total aggregate number of shares of Common Stock that may be distributed under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares or Restricted Share Units) shall be 25,000,000, subject to adjustment pursuant to Article VI hereof. The shares of Common Stock shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. The delivery of shares of Common Stock upon exercise of a Stock Option or Stock Appreciation Right in any manner and the vesting of Restricted Shares or Restricted Share Units shall result in a decrease in the number of shares which thereafter may be issued for purposes of this Section 1.5, by the number of shares as to which the Stock Option or Stock Appreciation Right is exercised or by the number of Restricted Shares or Restricted Share Units which vest. To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights expire, are canceled without being exercised or are otherwise terminated or, in the case of Stock Appreciation Rights or Restricted Share Units, are exercised for cash, may be regranted under the Plan. Restricted Shares or Restricted Share Units that are forfeited for any reason shall not be deemed granted for purposes of this Section 1.5 and may thereafter be regranted under the Plan.

Section 1.6 Limit on Grants to Participants.

   The maximum aggregate number of (i) shares of Common Stock that may be granted under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares or Restricted Share Units) and (ii) Phantom Shares or Restricted Share Units that may be granted under the Plan to any Participant during the five-year period starting on the Effective Date of the Plan is 5,000,000.

Section 1.7 Agreements.

   Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Grant, (iii) shall be signed by the Participant and a person designated by the Committee, (iv) shall incorporate the Plan by reference and (v) shall be delivered to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to require that any Agreement relating to a Grant in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

                                   ARTICLE II

                     PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1 Grants of Stock Options.

   The Committee may from time to time grant Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine, and subject to satisfaction of any performance goal requirements established by the Committee. Each Agreement covering a Grant of Stock Options shall specify the number of Stock Options granted, the Date of Grant, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options, the period during which such Stock Options may be exercised and any vesting schedule, including any applicable performance goal requirements. Any Stock Option intended to qualify as an Incentive Stock Option that fails to so qualify will be deemed a Non-Qualified Stock Option.

Section 2.2 Exercise Price.

   The Committee shall establish the per share exercise price at the time any Stock Option is granted at such amount as the Committee shall determine; provided that, with respect to any Incentive Stock Option or any Stock Option intended to qualify for the Section 162(m) Exception, such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; and provided further that, with respect to any Incentive Stock Option that is granted to a person holding more than 10% of the combined voting power of all the classes of common stock of the Company (or its parent or any subsidiaries within the meaning of the Code), such exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant. The exercise price will be subject to adjustment in accordance with the provisions of Article VI of the Plan.

Section 2.3 Exercise of Stock Options.

   (a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment or consulting agreement applicable to the Participant). A Participant shall vest in Stock Options over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement (or any employment or consulting agreement applicable to the Participant). The Committee may, however, in its sole discretion, accelerate the time at which a Participant vests in his Stock Options.

   (b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that anything in the Plan or in the applicable Agreement to the contrary notwithstanding:

     (i) Latest Exercise Date. No Stock Option granted under the Plan shall be exercisable after the tenth anniversary of the Date of Grant thereof.

     (ii) Registration Restrictions. A Stock Option shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (A) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option, and the shares of Common Stock subject to such Stock Option have been duly qualified under applicable Federal or state securities or blue sky laws or (B) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Stock Option is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

   (c) Exercise in the Event of Termination of Service for Participants other than Non-Employee Directors.

     (i) Termination of Service other than a Termination for Cause or due to Death or Permanent Disability. In the event that (A) such Participant's service with the Company or any of its subsidiaries ends by reason of a voluntary termination by the Participant or due to termination by the Company or any of its subsidiaries other than due to a Termination for Cause, the Participant's Outstanding Stock Options may be exercised, to the extent then exercisable, for a period of six months after the date of termination or such longer period, not in excess of twelve months following the date of termination, as determined by the Committee, (B) such Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or permitted transfer for a period of twelve months following the date of death or such longer period as may be determined by the Committee, in its discretion, prior to the expiration of such twelve-month period, or (C) the Permanent Disability of such Participant occurs, his Outstanding Stock Options may be exercised, to the extent exercisable upon the date of the onset of such Permanent Disability, for a period of twelve months following such date or such longer period, not in excess of twenty-four months following the date of the Permanent Disability, as may be determined by the Committee, in its discretion. Upon the occurrence of an event described in clause (A), (B) or (C) of this Section 2.3(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

     (ii) Termination for Cause. If a Participant's service with the Company or any of its subsidiaries ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

     (iii) Maximum Exercise Period. Anything in this Section 2.3(c) to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

     (iv) Minimum Exercise Period. With respect to a termination described in
  Section 2.3(c)(i)(A) only, the Committee may establish a shorter exercise period for Incentive Stock Options of not less than three months following the date of termination.

   (d) Exercise in the Event of Termination of Service for Non-Employee
Directors.

     (i) Termination of Service for Any Reason Other than a Termination for Cause. In the event that a Non-Employee Director ceases to be a member of the Board for any reason other than due to a Termination for Cause, the Non-Employee Director may exercise any Outstanding Stock Options for a period of twelve months following the date of such termination, but only to the extent such Outstanding Options were vested on the date of such termination. The Non-Employee Director shall relinquish all rights with respect to Stock Options that are not vested as of the date of such termination of service.

     (ii) Termination for Cause. In the event that a Non-Employee Director ceases to be a member of the Board due to a Termination for Cause then, unless the Committee, in its discretion, determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

     (iii) Maximum Exercise Period. Anything in this Section 2.3(d) to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

Section 2.4 Payment of Purchase Price upon Exercise.

   Every share purchased through the exercise of a Stock Option shall be paid for in full at the time of exercise in cash or, in the discretion of the Committee, in shares of Common Stock (provided that such shares of Common Stock have been held for at least six months by the Participant) or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Section 2.5 Stock Appreciation Rights.

   The Committee may grant Stock Appreciation Rights only in tandem with a Stock Option, either at the time of Grant or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares or such other securities.

                                  ARTICLE III

                   PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

   The Committee may from time to time grant Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Restricted Shares shall specify the number of Restricted Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares and the vesting schedule (as provided for in Section 3.2 hereof) for such Restricted Shares, including any applicable performance goal requirements.

Section 3.2 Vesting.

   The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Grant of Restricted Shares and any applicable performance goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

   As of the Date of Grant of Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to a Participant shall be registered in his name but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions: (a) the Participant shall not be entitled to delivery of certificates representing such shares of Common Stock until such shares have vested; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (c) except as otherwise provided in Section 3.6 below, all unvested Restricted Shares shall be immediately forfeited upon a Participant's termination of service with the Company or any subsidiary for any reason.

Section 3.4 Adjustment with Respect to Restricted Shares.

   Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5 Delivery of Restricted Shares.

   On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. One or more stock certificates for the appropriate number of shares of Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6 Termination of Service.

   In the event that the Participant's service with the Company or any of its subsidiaries ends for any reason prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless, other than due to a Termination for Cause, the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant's unvested Restricted Shares shall vest as of the date of such event, in which case certificates representing such shares shall be delivered, in accordance with Section 3.5 above, to the Participant or in the case of the Participant's death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

                                   ARTICLE IV

                PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1 Grants of Restricted Share Units.

   The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a Grant of Restricted Share Units shall specify the number of Restricted Share Units granted and the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units, including any applicable performance goal requirements.

Section 4.2 Vesting.

   The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Grant of Restricted Share Units and any applicable performance goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 4.3 Adjustment with Respect to Restricted Share Units.

   Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4 Settlement of Restricted Share Units.

   On the date on which Restricted Share Units vest, all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Stock Units will be payable, at the discretion of the Committee, in Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units or in a combination of Common Stock and cash. In the event the Restricted Share Units are paid in Common Stock, one or more stock certificates for the appropriate number of shares of Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5 Termination of Service.

   In the event that the Participant's service with the Company or any of its subsidiaries ends for any reason prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless, other than due to a Termination for Cause, the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant's unvested Restricted Share Units shall vest as of the date of such event, in which case, in the discretion of the Committee, either certificates representing shares of Common Stock or a cash payment equal to the Fair Market Value of the shares of Common Stock, shall be delivered in accordance with Section 4.4 above, to the Participant or in the case of the Participant's death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

                                   ARTICLE V

                    PROVISIONS APPLICABLE TO PHANTOM SHARES

Section 5.1 Grants of Phantom Shares.

   The Committee may from time to time grant Phantom Shares, the value of which is determined by reference to a share of Common Stock, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Phantom Shares shall specify the number of Phantom Shares granted, the Initial Value of such Phantom Shares, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule (as provided for in Section 5.3 hereof) for such Phantom Shares, and any applicable limitation on payment (as provided for in Section 5.4 hereof) for such Phantom Shares.

Section 5.2 Appreciation Value.

   (a) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date.

   (b) Payment of Appreciation Value. Except as otherwise provided in Section
5.5 hereof, and subject to the limitation contained in Section 5.4 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share.

Section 5.3 Vesting.

   The Committee may, in its discretion, provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time, from the Date of Grant, as may be specified in a vesting schedule contained therein.

Section 5.4 Limitation on Payment.

   The Committee may, in its discretion, establish and set forth in the Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Agreement.

Section 5.5 Termination of Service, Death or Permanent Disability.

   (a) Termination of Service other than a Termination for Cause, or due to Death or Permanent Disability. If, before the occurrence of one or more Valuation Dates applicable to the Participant's Outstanding Phantom Shares, the Participant's service with the Company or any of its subsidiaries ends by reason of (i) a voluntary termination by the Participant or a termination by the Company or any of its subsidiaries other than due to a Termination for Cause or (ii) the Participant's death or, in the case of a Participant who is an employee, Permanent Disability, then, unless the Committee, in its discretion, determines otherwise, the Appreciation Value of each Outstanding Phantom Share as to which the Participant's rights are vested as of the date of such event shall be the lesser of (x) the Appreciation Value of such Phantom Share calculated as of the date of such event or (y) the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto. Unless the Committee, in its discretion determines otherwise, the Appreciation Value so determined for each such vested Outstanding Phantom Share shall then be payable to the Participant or the Participant's estate following the originally scheduled Valuation Date applicable thereto in accordance with Section 5.2(b) hereof. Upon the occurrence of an event described in this Section 5.5(a), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

   (b) Termination for Cause. If a Participant's service with the Company or any of its subsidiaries ends due to a Termination for Cause, then, unless the Committee, in its discretion, determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

                                   ARTICLE VI

                      EFFECT OF CERTAIN CORPORATE CHANGES

   In the event of a merger, consolidation, stock-split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Common Stock, the Committee shall make such adjustments to (i) the number and kind of shares of Common Stock subject to any Stock Options or Stock Appreciation Rights or the number and kind of Restricted Shares, Restricted Share Units or Phantom Shares granted to each Participant,
(ii) the exercise price of any Outstanding Stock Options or Stock Appreciation Rights or the Initial Value of any Outstanding Phantom Shares, and (iii) the maximum number of shares of Common Stock referred to in Section 1.5 and Section
1.6 of the Plan, in each case, as it deems appropriate. Such determinations shall be conclusive and binding for all purposes.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.1 No Rights to Grants or Continued Service.

   Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to a Grant or any other rights except as may be evidenced by an Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, Non-Employee Director or Advisor, any right to be retained by the Company or any of its subsidiaries nor the right to be nominated, reelected or retained as a member of the Board for any period of time or at any particular rate of compensation.

Section 7.2 Restriction on Transfer.

   The rights of a Participant with respect to Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Phantom Shares shall not be transferable by the Participant to whom such Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Phantom Shares are granted, except by will or the laws of descent and distribution.

Section 7.3 Taxes.

   The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise of any Stock Option or Stock Appreciation Right or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes owed as a result of such exercise. Any Participant who makes an election under Section 83(b) of the Code to have his or her receipt of shares of Restricted Stock taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 7.4 Stockholder Rights.

   No Grant under the Plan shall entitle a Participant or a Participant's estate or permitted transferee to any rights of a holder of shares of common stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until share certificates are delivered upon exercise of a Stock Option or when and until share certificates are delivered in settlement of a Stock Appreciation Right or a Restricted Share Unit.

Section 7.5 No Restriction on Right of Company to Effect Corporate Changes.

   The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 7.6 Source of Payments.

   The general funds of the Company shall be the sole source of cash settlements of Stock Appreciation Rights or Restricted Share Units under the Plan and payments of Appreciation Value and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

   The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange, the NASDAQ Stock Market or any stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom a grant has been made, adversely affect the rights of such Participant in the Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Phantom Shares covered by such Grant. Unless previously terminated pursuant to this Article VIII, the Plan shall terminate on the fifth anniversary of the Effective Date (as defined below), and no further Grants may be awarded hereunder after such date.

                                   ARTICLE IX

                                 INTERPRETATION

Section 9.1 Governmental Regulations.

   The Plan, and all Grants hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 9.2 Headings.

   The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 9.3 Governing Law.

   The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE X

                    EFFECTIVE DATE AND STOCKHOLDER APPROVAL

   The Plan became effective upon its adoption by the Board and its approval by the stockholder of the Company on July 15, 1999.

                                                                      Appendix B

                                BLOCKBUSTER INC.

                                SENIOR EXECUTIVE

                           SHORT-TERM INCENTIVE PLAN

                                   ARTICLE I

                                    GENERAL

Section 1.1 Purpose.

   The purpose of the Blockbuster Inc. Senior Executive Short-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Blockbuster Inc., a Delaware corporation (the "Company"), by rewarding selected senior executives of the Company and its subsidiaries for their contributions to the Company's financial success and thereby motivating them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

Section 1.2 Administration of the Plan.

   The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), consisting of at least such number of directors as is required from time to time to satisfy the requirements of the exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for "qualified performance-based compensation," and each such Committee member shall satisfy the qualification requirements of Section 162(m) of the Code. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below ("Participants").

   With respect to any restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

Section 1.3 Eligible Persons.

   Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Senior Vice President of the Company or one of its subsidiaries or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

                                   ARTICLE II

                                     AWARDS

Section 2.1 Awards.

   The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company or the portion of the fiscal year remaining after the initial public offering of Class A Common Stock of the Company (the "IPO"), subject to the terms and conditions set forth in the Plan.

Section 2.2 Terms of Awards.

   Not later than ninety days after the start of each fiscal year of the Company or, in the case of the fiscal period commencing with the IPO, before twenty-five percent of such fiscal period has elapsed, the Committee shall establish (i) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such period ("Performance Period") and (ii) target awards ("Target Awards") for each Participant which shall be a percentage of the Participant's Salary (as defined in Section 2.3 below). Such Performance Targets shall relate to the achievement of annual financial goals based on the attainment of specified levels of Operating Income, Net Earnings and/or Cash Flow (as such terms are defined below) for the Company and the subsidiaries and divisions thereof. For purposes of the Plan, "Operating Income" shall mean revenues less operating expenses (other than depreciation, amortization and non-recurring charges); "Net Earnings" shall mean net earnings from continuing operations; and "Cash Flow" shall mean Operating Income less cash capital expenditures and rental library purchases and increases or decreases in working capital and in other balance sheet investments.

Section 2.3 Limitation on Awards.

   The aggregate amount of all Awards to any Participant for any Performance Period shall not exceed the amount determined by multiplying such Participant's Salary by a factor of eight. For purposes of the Plan, "Salary" shall mean (a) for any Participant hired on or before July 15, 1999, the sum of (i) the annual base salary of the Participant for such year, and (ii) an amount equal to the annual rate of any deferred compensation for such year, in each case, as set forth in the Participant's employment agreement as in effect on July 15, 1999; provided that, if the employment agreement expires prior to the end of any Performance Period, the amount of base salary and deferred compensation determined hereunder shall relate to the highest annual amounts that were provided for under such employment agreement; and (b) for any Participant hired after July 15, 1999, the sum of (x) such Participant's annual base salary on the date of hire, and (y) an amount equal to the annual rate of any deferred compensation for the year of hire, in each case, as set forth in such Participant's employment agreement as in effect on his date of hire; provided, that the Salary for this purpose of a Participant hired after July 15, 1999, shall not exceed 1.5 times the highest Salary on July 15, 1999 for any Participant determined pursuant to clause (a) of this Section 2.3. Notwithstanding the foregoing, "Salary" determined hereunder shall not include any amounts that would cause the Committee to exercise discretion not otherwise permitted by Section 162(m) of the Code.

Section 2.4 Determination of Award.

   The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify whether the Performance Targets have been achieved in the manner required by Section 162(m) of the Code. If the Performance Targets have been achieved, the Awards for such Performance Period shall have been earned except that the Committee may, in its sole discretion, reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance or for any other reason. Subject to Section 2.5, such Awards shall become payable in cash as promptly as practicable thereafter.

Section 2.5 Employment Requirement.

   To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period; provided that, if a Participant becomes "permanently disabled" (in each case, as determined by the Committee in its sole discretion) or a Participant dies during a Performance Period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the amount of the Award earned for such Performance Period, except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to such Participant's becoming permanently disabled or such Participant's death, as the case may be, or for any other reason.

                                  ARTICLE III

                              ADJUSTMENT OF AWARDS

   In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any other extraordinary item or event not foreseen at the time of the grant of the Award, or any other event which distorts the applicable performance criteria occurs involving the Company or a subsidiary or division thereof, the Committee shall, to the extent consistent with Section 162(m) of the Code, adjust or modify, as determined by the Committee in its sole and absolute discretion, the calculation of Operating Income, Net Earnings and/or Cash Flow, or the applicable Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE IV

                                 MISCELLANEOUS

Section 4.1 No Rights to Awards or Continued Employment.

   No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

Section 4.2 Restriction on Transfer.

   The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted, otherwise than by will or the laws of descent and distribution.

Section 4.3 Tax Withholding.

   The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

Section 4.4 No Restriction on Right of Company to Effect Changes.

   The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

Section 4.5 Source of Payments.

   The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 4.6 Amendment and Termination.

   The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, adversely affect the rights of such Participant in such Award.

Section 4.7 Governmental Regulations.

   The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 4.8 Headings.

   The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 4.9 Governing Law.

   The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of law principles and applicable federal law.

Section 4.10 Effective Date.

   The Plan became effective upon its adoption by the Board and its approval by the stockholder of the Company on July 15, 1999.

                            PROXY-ANNUAL MEETING OF STOCKHOLDERS
                                     BLOCKBUSTER INC.
                                      1201 Elm Street
                                    Dallas, Texas 75270

  P              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  R The undersigned hereby appoints John F. Antioco and Edward B. Stead as Proxies, each with the power to act without the other and with full power
  O of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of
  X Blockbuster Inc. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Blockbuster Inc. to be held at Hotel
  Y Adolphus, 1321 Commerce Street, Dallas, Texas, on May 23, 2000, at 10:00 a.m., Dallas time, upon such business as may properly come before the meeting or any adjournments thereof, including the matters set forth on the reverse side.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                         (Continued and to be signed and dated on reverse side.)

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                             FOLD AND DETACH HERE

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
     X  Please mark your                                                                       |
        votes as in this                                                                       |   5132
        example.                                                                                |_________

   The Board of Directors recommends that stockholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.
------------------------------------------------------------------------------------------------------------------------------------
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                           FOR      WITHHELD                                                                 FOR   AGAINST  ABSTAIN
1. Election of Class I                         Nominees:                2. Approval of the Blockbuster Inc.
   Directors.             [   ]      [   ]     Philippe P. Dauman          1999 Long-Term Management          [   ]   [   ]    [   ]
                                               Thomas E. Dooley            Incentive Plan.

   FOR, except vote withheld from the following nominee(s):             3. Approval of the Blockbuster Inc.   [   ]   [   ]    [   ]
                                                                           Senior Executive Short-Term
                                                                           Incentive Plan.
   -------------------------------------------------------
-----------------------------------------------------------------       4. Ratification of the appointment    [   ]   [   ]    [   ]
                                                                 |         of PricewaterhouseCoopers
                                                                 |         LLP as independent
                                                                 |         accountants.
                                                                 -------------------------------------------------------------------
                                                                   -----------------------------------------------------------------
                                                                     The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.
                                                                   -----------------------------------------------------------------
                                                                   NOTE:  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                                                   -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                          SIGNATURE(S)                           DATE

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                                                       FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SIGN, DATE AND RETURN YOUR PROXY BY DETACHING THE TOP PORTION OF THIS SHEET AND RETURNING IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.